UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Memory Pharmaceuticals Corp.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholder:

     You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Memory Pharmaceuticals Corp., which will be held at the Park Ridge Marriott, located at 300 Brae Boulevard, Park Ridge, New Jersey 07656, commencing at 11:00 a.m., local time, on Wednesday, July 19, 2006.

     The following pages contain the formal notice of the 2006 Annual Meeting and the related Proxy Statement. The Memory Pharmaceuticals’ Annual Report for the fiscal year ended December 31, 2005 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.

     Matters to be considered and voted on at the 2006 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please be sure to sign, date and return the enclosed proxy card in the accompanying reply envelope or to follow the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

     We look forward to meeting you on July 19, 2006 and discussing with you the business of our company.

Sincerely, Tony Scullion Chairman James R. Sulat President and Chief Executive Officer

June 9, 2006

MEMORY PHARMACEUTICALS CORP.
100 PHILIPS PARKWAY, MONTVALE, NEW JERSEY 07645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	11:00 a.m., local time, on July 19, 2006
Place:	Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656
Items of Business:	(1)	To elect three Class II directors for a term expiring on the date of our 2009 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
	(2)	To approve an amendment to our 2004 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of our common stock reserved for issuance under the ESPP by 150,000 shares.
	(3)	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006.
	(4)	To consider such other business as may properly come before the 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”).
Adjournments and Postponements:

Any action on the items of business described above may be considered at the 2006 Annual Meeting at the time and on the date specified above or at any time and date to which the 2006 Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote only if you were a stockholder of Memory Pharmaceuticals as of the close of business on June 1, 2006.
Meeting Admission:

You are entitled to attend the 2006 Annual Meeting only if you were a Memory Pharmaceuticals stockholder as of the close of business on the record date or hold a valid proxy for the 2006 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to June 1, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2006 Annual Meeting.

Voting:

Your vote is very important. Whether or not you plan to attend the 2006 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy card or voting instructions as soon as possible. You may submit your proxy card or voting instructions by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or by following the instructions on your proxy card or voting instruction card for voting over the Internet or by telephone. For specific instructions on how to vote, please refer to the “Questions and Answers” section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors,
June 9, 2006
Jzaneen Lalani Corporate Secretary

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2006 ANNUAL
MEETING OF STOCKHOLDERS	1
PROPOSAL ONE: ELECTION OF DIRECTORS	7
Nominees Standing for Election for the Term Expiring in 2009 – Class II Directors	7
Directors Whose Terms Expire in 2007 – Class III Directors	8
Directors Whose Terms Expire in 2008 – Class I Directors	9
Director Independence	9
Attendance at Board and Committee Meetings	9
Committees of the Board of Directors	9
Director Qualifications and Director Nomination Process	11
Stockholder Communication with the Board of Directors	12
Board and Committee Fees	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
INFORMATION CONCERNING EXECUTIVE OFFICERS	18
EXECUTIVE COMPENSATION	19
STOCK OPTION INFORMATION FOR THE YEAR-ENDED DECEMBER 31, 2005	21
Executive Employment Agreements	22
Benefit Plans	24
Compensation Committee Interlocks and Insider Participation	26
Section 16(a) Beneficial Ownership Reporting Compliance	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
COMPENSATION COMMITTEE REPORT	29
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE 2004 EMPLOYEE STOCK
PURCHASE PLAN	32
AUDIT COMMITTEE REPORT	37
PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS	38
PERFORMANCE GRAPH	39
ADDITIONAL INFORMATION	40
Householding	40
Electronic Delivery	40
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and
Other Business of Stockholders	40
Annual Report	41
APPENDIX A: AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN	A-1

MEMORY PHARMACEUTICALS CORP.

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 2006

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Q:     Why am I receiving these materials?

A:     The Board of Directors (the “Board”) of Memory Pharmaceuticals Corp., a Delaware corporation (which may be referred to in this proxy statement as “we,” “us,” “our,” the “Company” or “Memory Pharmaceuticals”), is providing these proxy materials to you in connection with our 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”), which will take place on July 19, 2006. As a stockholder, you are invited to attend the 2006 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the “Proxy Statement”). This Proxy Statement and accompanying proxy card or voting instruction card are being mailed on or about June 13, 2006 to all stockholders entitled to vote at the 2006 Annual Meeting.

Q:     What information is contained in this Proxy Statement?

A:     The information included in this Proxy Statement relates to the proposals to be voted on at the 2006 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company, and certain other required information.

Q:     What items of business will be voted on at the 2006 Annual Meeting?

A:     The items of business scheduled to be voted on at the 2006 Annual Meeting are:

  The election of three Class II directors for a term expiring on the date of our 2009 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

  The approval of an amendment to our 2004 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of our common stock reserved for issuance under the ESPP by 150,000 shares.

  The ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006 (the “2006 Fiscal Year”).

We will also consider other business that properly comes before the 2006 Annual Meeting.

Q:     How does the Board recommend that I vote?

A:     Our Board recommends that you vote your shares “FOR” the nominees to the Board, “FOR” the proposed amendment to the ESPP, and “FOR” the ratification of the appointment of KPMG LLP as our independent auditors for the 2006 Fiscal Year.

Q:     Who is entitled to vote at the 2006 Annual Meeting?

A:     Only stockholders of record at the close of business on June 1, 2006 are entitled to vote at the 2006 Annual Meeting. We refer to this date as our “Record Date.”

You may vote all shares of Memory Pharmaceuticals’ common stock owned by you as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

On the Record Date we had 37,870,474 shares of common stock issued and outstanding.

Q:     What are the voting rights of the Company’s holders of common stock?

A:     Each outstanding share of the Company’s common stock on the Record Date will be entitled to one vote on each matter considered at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:     Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

Stockholder of Record

If your shares are registered directly in your name, or as a joint holder, with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Memory Pharmaceuticals. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2006 Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2006 Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2006 Annual Meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:     How can I attend the 2006 Annual Meeting?

A:     You are entitled to attend the 2006 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2006 Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the 2006 Annual Meeting will be available for inspection at the 2006 Annual Meeting and for a period of ten days prior to the 2006 Annual Meeting, during regular business hours, at our principal executive office, which is located at 100 Philips Parkway, Montvale, New Jersey 07645.

If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated prior to June 1, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2006 Annual Meeting.

The 2006 Annual Meeting will begin promptly at 11:00 a.m., local time. Check-in will begin at 10:30 a.m., local time, and you should allow ample time for the check-in procedures.

Q:     How can I vote?

A:     Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2006 Annual Meeting.

You may vote by mail: If you are a stockholder of record of our common stock, you may submit your proxy by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. If you are a stockholder who holds shares beneficially in street name, you may vote by mail by completing, signing and dating the enclosed voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

You may vote by telephone or over the Internet: If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions included on the proxy card. If you vote by telephone or over the Internet, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 11:59 p.m. EDT on July 18, 2006. If your shares are held in street name, you may also be able to vote your shares by telephone or over the Internet. A large number of banks and brokerage firms participate in a program that offers telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in this program, they will provide you with a voting form that includes instructions on how to vote your shares by telephone or over the Internet.

You may vote in person at the 2006 Annual Meeting: Shares held in your name as the stockholder of record may be voted in person at the 2006 Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2006 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2006 Annual Meeting.

Q:     How are my votes cast when I return a proxy card?

A:     When you sign the proxy card or submit your proxy by telephone or over the Internet, you appoint James R. Sulat, our President and Chief Executive Officer, and Jzaneen Lalani, our Vice President, Legal Affairs and Corporate Secretary, as your representative at the 2006 Annual Meeting. Either Mr. Sulat or Ms. Lalani will vote your shares at the 2006 Annual Meeting as you have instructed them on the proxy card. Mr. Sulat and Ms. Lalani are also entitled to appoint a substitute to act on their behalf.

Q:     Can I change my vote?

A:     Yes. You may change your vote at any time prior to the vote at the 2006 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2006 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than July 18, 2006. Attendance at the 2006 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2006 Annual Meeting and voting in person. If you are a stockholder of a record or if your shares are held in street name and your bank or brokerage firm offers telephone and Internet voting options, you may also change your vote at any time prior to 11:59 p.m. EDT on July 18, 2006 by voting over the Internet or by telephone. If you change your vote, your latest telephone or Internet proxy is counted.

Q:     Who can help answer my questions?

A:     If you have any questions about the 2006 Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary, Jzaneen Lalani at (201) 802-7100. If you need additional copies of this Proxy Statement or voting materials, please contact our Investor Relations Department at (201) 802-7249.

Q:     Is my vote confidential?

A:     Proxy cards, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by ADP-ICS and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Memory Pharmaceuticals or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

Q:     How many shares must be present or represented to conduct business at the 2006 Annual Meeting?

A:     The quorum requirement for holding the 2006 Annual Meeting and transacting business is that holders of a majority of shares of Memory Pharmaceuticals’ common stock entitled to vote must be present in person or represented by proxy at the 2006 Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:     What if a quorum is not present at the 2006 Annual Meeting?

A:     If a quorum is not present or represented at the 2006 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2006 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:     How are votes counted?

A:     In the election of the directors, you may vote “FOR” a nominee or you may “WITHHOLD AUTHORITY” with respect to a nominee.

For other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (in the case of the 2006 Annual Meeting, “FOR” the three nominees to the Board, “FOR” the proposed amendment to the ESPP, and “FOR” the ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the 2006 Annual Meeting).

Q:     What vote is required to approve each of the proposals?

A:     The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2006 Annual Meeting is required to elect the three nominees to the Board. In the election of the directors, the nominees receiving the highest number of “FOR” votes at the 2006 Annual Meeting will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to a nominee will not be voted with respect to that nominee, although it will be counted for purposes of determining whether there is a quorum.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2006 Annual Meeting is required to approve the proposed amendment to the ESPP and to ratify the appointment of KPMG LLP as our independent auditors for the 2006 Fiscal Year.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:     What happens if a nominee is unable to stand for election?

A:     If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders, Mr. Sulat and Ms. Lalani, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:     What happens if additional matters are presented at the 2006 Annual Meeting?

A:     Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2006 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Mr. Sulat and Ms. Lalani, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2006 Annual Meeting.

Q:     Who will serve as inspector of elections?

A:     ADP-ICS will tabulate votes and a representative of ADP-ICS will act as inspector of elections.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:     Who will bear the cost of soliciting votes for the 2006 Annual Meeting?

A:     Memory Pharmaceuticals is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:     Where can I find the voting results of the 2006 Annual Meeting?

A:     We intend to announce preliminary voting results at the 2006 Annual Meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of the 2006 Fiscal Year.

Q:     What if I have questions for Memory Pharmaceuticals’ transfer agent?

A:     Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer or ownership or other matters pertaining to your stock account.

American Stock Transfer and Trust Company
6201 15th Avenue, 3rd Floor
Brooklyn, New York 11219-5498
Telephone: 1-800-937-5449

Q:	What is the deadline for submitting proposals for inclusion in Memory Pharmaceuticals’ proxy statement for the 2007 Annual Meeting of Stockholders?

A:     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”), by submitting their proposals to us in a timely manner. Such proposals will be so included if they are received in writing at our principal executive office not later than February 19, 2007 and if they otherwise comply with the requirements of Rule 14a-8.

Q:	What is the deadline to submit proposals for consideration at the 2007 Annual Meeting or to nominate individuals to serve as directors?

A:     To be considered at our 2007 Annual Meeting, nominations of persons for election to our Board and/or proposals for business to be conducted at the meeting must be properly submitted and received by us, in accordance with the provisions of our Amended and Restated Bylaws, no later than April 20, 2007 and no earlier than March 21, 2007. For more information on how to properly submit proposals, see the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” at the end of this Proxy Statement. You may contact the Corporate Secretary of Memory Pharmaceuticals, at our principal executive office, for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

     Our Board consists of nine members and is divided into three classes. Each class holds office for a term of three years. This year’s nominees for director, Anthony B. Evnin, Ph.D., David A. Lowe, Ph.D., and Peter F. Young, were nominated by the Board for a term of three years expiring on the date of our 2009 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Each of Drs. Evnin, Lowe and Mr. Young are currently directors of the Company.

     If any of the candidates should become unavailable for election, the shares represented by the proxies solicited for the 2006 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that any of Drs. Evnin, Lowe and Mr. Young will not be a candidate for director at the 2006 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted “FOR” the election of each of Drs. Evnin, Lowe and Mr. Young as directors.

     The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2006 Annual Meeting.

     Certain information concerning the nominees and those directors whose terms of office will continue following the 2006 Annual Meeting is set forth below.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR Proposal One.

     The following table sets forth information as of June 1, 2006 with respect to our directors and nominees for election at the 2006 Annual Meeting.

Name	Age	Position
Tony Scullion	54	Chairman of the Board of Directors
Anthony B. Evnin, Ph.D.	65	Director Nominee
Jonathan Fleming	48	Director
Walter Gilbert, Ph.D.	74	Director
Robert I. Kriebel	63	Director
Michael E. Meyers, M.P.H.	38	Director
Peter F. Young	56	Director Nominee
James R. Sulat	55	President, Chief Executive Officer and Director
David A. Lowe, Ph.D.	59	Chief Scientific Officer and Director Nominee

Nominees Standing for Election for the Term Expiring in 2009 – Class II Directors

     Anthony B. Evnin, Ph.D. has served as one of our directors since December 1998. Since 1975, Dr. Evnin has served as a general partner of Venrock Associates and other Venrock venture capital partnerships. Dr. Evnin serves as a director of Coley Pharmaceutical Group, Inc., Icagen, Inc., Renovis, Inc., and Sunesis Pharmaceuticals Incorporated. Dr. Evnin is also a member of the board of directors of several private companies. Dr. Evnin holds an A.B. from Princeton University and a Ph.D. in Chemistry from Massachusetts Institute of Technology.

     David A. Lowe, Ph.D. has served as our Chief Scientific Officer since October 2004 and as one of our directors since April 2005. From 2002 to 2004, Dr. Lowe served as Executive Vice President and Chief Scientific Officer at Fidelity Biosciences Group, a division of Fidelity Investments, where he was responsible for evaluating private equity investment opportunities in early- and mid-stage biopharmaceutical companies, focusing primarily on companies that target central nervous system diseases. During this time, Dr. Lowe also served as President and Chief Executive Officer of EnVivo Pharmaceuticals Inc., a drug-discovery company financed by Fidelity Biosciences. From 2000 to 2002, Dr. Lowe served as Vice President and Therapeutic Area Head, Central Nervous System at Roche Bioscience. From 1995 to 2000, Dr. Lowe served as Vice President and Global Head of Central Nervous

System Research, Pharmaceutical Division at Bayer AG. Dr. Lowe is the author/co-author of more than fifty scientific publications and is listed as an inventor on several pending patent applications. Dr. Lowe received his B.Sc. (Hons.) from the University of Bristol in 1967 and his Ph.D. in Neurobiology from the University of Leeds in 1972.

     Peter F. Young has served as one of our directors since September 2004. Mr. Young has over 25 years experience in senior commercial, general management, and development positions in the global pharmaceutical industry. Since 1999, Mr. Young has served as President and Chief Executive Officer of AlphaVax, Inc., a biotechnology company that is developing a vaccine technology. From 1989 to 1999, Mr. Young was with Glaxo Wellcome, where he led the growth of Glaxo’s HIV portfolio, first as Vice-President, HIV & Opportunistic Infection Therapeutic Development & Product Strategy and then as Vice-President, HIV & Hepatitis, Global Commercial Development. He previously held various management positions with Abbott International and Glaxo, both internationally and in the US. Mr. Young currently services on the board of directors of BIO, the national biotechnology industry organization, and as chairman of NCBIO, North Carolina’s life sciences industry association. Mr. Young holds a B.A. and a Master of Business Administration from Indiana University.

Directors Whose Terms Expire in 2007 – Class III Directors

     Jonathan J. Fleming is one of our co-founders and served as the Chairman of our Board of Directors from January 1998 to May 2005. Mr. Fleming is the Managing Partner of Oxford Bioscience Partners, a venture capital firm specializing in life science technology. Prior to joining Oxford Bioscience in 1996, he served as a Founding Partner of MVP Ventures in Boston, Massachusetts. Mr. Fleming is a member of the board of directors of Imcor Pharmaceutical Co. (formerly Photogen Technologies, Inc.), a specialty pharmaceutical company focused on developing medical imaging pharmaceutical products. He is also chairman of the board of directors of BioProcessors Corporation, a privately-held corporation and is a director of seven other privately-held companies, including Leerink Swann & Company, a Boston-based investment bank specializing in health care companies. Mr. Fleming is a Trustee of the Museum of Science in Boston and is a Senior Lecturer at MIT’s Sloan School of Management. Mr. Fleming holds a B.A. from the University of California, Berkeley and a Master’s in Public Administration from Princeton University.

     Walter Gilbert, Ph.D. is one of our co-founders and has served as one of our directors and as a member of our Scientific Advisory Board since our inception. Since 2002, Dr. Gilbert has served as a managing director and general partner of BioVentures Investors II, a venture capital firm. Since 1985, Dr. Gilbert has also served as the Carl M. Loeb University Professor at Harvard University. Dr. Gilbert was awarded the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing methodology. He was a founder of Biogen, Inc. and its Chairman and CEO from 1981 to 1985. Dr. Gilbert was also a co-founder of Myriad Genetics, Inc., where he has been a director since 1992 and is currently its Vice-Chairman of the board of directors. Dr. Gilbert also serves as a director of six privately-held companies. He has held professorships at Harvard University in the departments of Physics, Biophysics, Biology, Biochemistry and Molecular Biology, and Molecular and Cellular Biology. Among other honors he was elected a Member of the National Academy of Science in 1976.

     Tony Scullion has served as our Chairman since February 2006 and as one of our directors since 2001. From May 2005 to February 2006, Mr. Scullion served as our Executive Chairman. From September 2001 to May 2005, Mr. Scullion served as our Chief Executive Officer and from April 2005 to May 2005, as our President and Chief Executive Officer. From 1993 to 2001, Mr. Scullion served as Vice President and Head, Global Business Development at GlaxoWellcome PLC and its predecessor, Glaxo PLC. Mr. Scullion served as a member of the Management Committee and the Commercial Operations Committee at GlaxoWellcome PLC. From 1979 to 1993, Mr. Scullion was at Pfizer Inc. and his positions included Executive Director, Strategic Planning and Operations, Japan. In addition, while at Pfizer he led a staff responsible for international pre-launch planning and launch and post-launch strategic marketing. He also held operational and line management positions with responsibility for businesses in Asia Pacific and served as the head of the marketing division of the United Kingdom business. Prior to his position with Pfizer, Mr. Scullion spent four years at HoechstRoussel AG, which is now part of Sanofi-Aventis, where he held various management positions. Mr. Scullion started his career with Pfizer Inc. in discovery research. Mr. Scullion holds a B.Sc. in Physiology from the University of London and a Master’s of Science in Pharmacology and is a Member of the Chartered Institute of Marketing. Mr. Scullion is also a member of the board of directors of the Biotechnology Council of New Jersey.

Directors Whose Terms Expire in 2008 – Class I Directors

     Robert I. Kriebel has served as one of our directors since December 2004. From 2002 to 2005, Mr. Kriebel was Senior Vice President and Chief Financial Officer of Neose Technologies, Inc., a biopharmaceutical company. From 1991 through 1999, he held various positions at U.S. Bioscience, Inc., most recently as Executive Vice President, Chief Financial Officer and Director. From 1974 to 1990, Mr. Kriebel held various positions with Aventis Inc. (formerly Rhone-Poulenc Rorer Inc.). From 1987 to 1990, he was Vice President and Controller of Armour Pharmaceutical Company, a subsidiary of Rorer Group Inc. In 1986, Mr. Kriebel was Vice President-Investor Relations of Rorer Group Inc. and from 1979 to 1985, he was Treasurer of Rorer Group Inc. Mr. Kriebel has a B.S. in economics from Roanoke College.

     Michael E. Meyers, M.P.H. has served as one of our directors since March 2002. Mr. Meyers has served as a Managing Partner of Trivium Capital Management LLC, a money management firm in New York since May 2002. From 2000 to 2003, Mr. Meyers served as a Managing Director and Partner of Global Biomedical Partners, a life sciences venture capital firm. From 1997 to 2000, Mr. Meyers served as Director, Biotechnology and Pharmaceutical Investment Banking at Merrill Lynch & Co. From 1993 to 1997, Mr. Meyers served as Vice President, Health Care Investment Banking at Cowen & Company. Mr. Meyers holds an A.B. in Biology from Brandeis University and a Master of Public Health in Health Policy and Management with Highest Honors from Columbia University.

     James R. Sulat has served as our President and Chief Executive Officer and as one of our directors since May 2005. From May 2003 to February 2004, Mr. Sulat was the Senior Executive Vice President of Moore Wallace Incorporated. Following the acquisition of Moore Wallace by R.R. Donnelley and Sons Company in February 2004, Mr. Sulat became Chief Financial Officer of R.R. Donnelley and served in this position until May 2004. From 1998 to 2003, Mr. Sulat served as Vice President and Chief Financial Officer of Chiron Corporation, a major biotechnology company, where his responsibilities included business development and investor relations, in addition to the financial management functions of the company. From 1993 to 1997, Mr. Sulat was the Chief Financial Officer of Stanford Health Services, the clinical healthcare delivery arm of the Stanford University Medical Center. In November 1997, Stanford Health Services merged with the clinical care facilities of the University of California, San Francisco, and Mr. Sulat served as the Treasurer of the merged entity, UCSF Stanford Health Care, until joining Chiron Corporation. Mr. Sulat is a director of Maxygen, Inc., a developer of protein therapeutics, and Intercell AG, a developer of vaccines for the prevention and treatment of major infectious diseases that is listed on the Vienna Stock Exchange. Mr. Sulat holds a B.S. from Yale University, an MBA from Stanford University and an M.S. in health services administration from Stanford University.

Director Independence

     The Board has determined that each of Messrs. Fleming, Meyers, Kriebel and Young and each of Drs. Evnin and Gilbert is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards (each an “Independent Director”).

Attendance at Board and Committee Meetings

     Our Board held 16 (regularly scheduled and special) meetings and acted by unanimous written consent three times during 2005. Each director attended or participated in 75% or more of the meetings of the Board and the meetings of committees of the Board on which such director served during 2005. While the Board has not adopted a formal policy regarding director attendance at annual meetings of stockholders, the Board has scheduled one of its quarterly meetings on the day of the 2006 Annual Meeting and the Board plans to continue this practice in the future. Our directors, therefore, are encouraged to attend our annual meetings of stockholders. All of our directors attended our 2005 Annual Meeting of Stockholders.

Committees of the Board of Directors

     The Board has a standing Audit Committee, Compensation Committee and Nominations Committee, each of which is comprised solely of Independent Directors. The following lists the members of each committee as well as the primary responsibilities of each committee.

     Audit Committee

     The Audit Committee, currently comprised of Messrs. Kriebel (Chairman) and Young, and Drs. Gilbert and Evnin, held seven meetings and acted by unanimous written consent two times during the year ended December 31, 2005. The Board has determined that each member of the Audit Committee is an “independent director” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and that Mr. Kriebel is an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

     The Audit Committee is responsible for the oversight of: our accounting and financial reporting principles and policies and our internal controls and procedures; our financial statements and financial information to be provided to our stockholders; the independence, qualifications and performance of our independent auditors and the independent audit; our disclosure controls and procedures and our code of ethics; the review of the financial, investment and risk management policies that we follow in operating our business activities; and our compliance with legal and regulatory requirements. Our independent auditor reports directly to the Audit Committee and the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting). The Audit Committee also has the authority to retain independent legal, accounting or other advisors. The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee works closely with management as well as with our independent auditors. The Audit Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

     Compensation Committee

     The Compensation Committee, currently comprised of Messrs. Fleming (Chairman) and Meyers and Dr. Evnin, held four meetings and acted by unanimous written consent four times during the year ended December 31, 2005. The Compensation Committee is responsible for reviewing, approving and making recommendations to the Board with respect to: the compensation of our directors, our Chief Executive Officer and our other executive officers; and the adoption, modification or termination of incentive-compensation plans and equity-based plans. The Compensation Committee also oversees the administration of our equity-based plans, which includes interpreting the terms thereof and granting options and making stock awards thereunder.

     The Compensation Committee also has the authority to commission compensation surveys and to retain consultants to assist in evaluating executive officer compensation. The Compensation Committee has the authority to retain independent legal, accounting or other advisors. The Compensation Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

     Nominations Committee

     The Nominations Committee, currently comprised of Dr. Evnin, (Chairman) and Mr. Fleming held one meeting and acted by unanimous written consent one time during the year ended December 31, 2005. The Nominations Committee is responsible for: reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole; identifying and nominating Board members; recommending to the Board the directors to be appointed to each committee of the Board and as the Chair of each committee; and overseeing an annual self-evaluation of the Board.

     The Nominations Committee has the authority to retain search firms to be used to identify director nominees and also has the authority to retain independent legal, accounting or other advisors. The Nominations Committee operates pursuant to a charter, which has been duly adopted by the Board. A copy of the charter is available on our website at www.memorypharma.com under the “Investors” tab.

Director Qualifications and Director Nomination Process

     Qualifications for Director Candidates

     The Nominations Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. As a result, the priorities and emphasis of the Nominations Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. At the same time, the Nominations Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. We therefore seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, health care, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominations Committee and the Board believe all prospective director candidates must possess in order to be recommended to the Board, including:

  a commitment to professional integrity and ethics;

  demonstrated leadership ability and the ability to exercise sound business judgment;

  independence from conflict or direct economic relationship with the Company; and

  a willingness to devote the required amount of time to attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

     Other than the foregoing, there are no stated minimum criteria for director candidates. The Nominations Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of “independent director” under the NASDAQ Stock Market qualification standards and that director candidates also meet the specific requirements set forth in the rules of the NASDAQ Stock Market and in the rules of the Securities and Exchange Commission (SEC) regarding membership on a committee of the Board.

     In considering re-nomination criteria, the Nominations Committee reviews each director’s past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director’s qualifications and skills are consistent with the Company’s current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations Committee will identify the skills and experience desired in a new director candidate.

     Identification and Evaluation of Director Candidates

     The Nominations Committee uses a variety of methods for identifying director candidates. The Nominations Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations Committee for such candidates. The Nominations Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, the Nominations Committee will also consider candidates recommended by stockholders.

     The Nominations Committee regularly assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations Committee as a potential director candidate, the Nominations Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board’s own knowledge of the prospective director candidate, and whether the prospective director candidate could satisfy the minimum criteria established by the Nominations Committee. The Nominations

Committee then decides whether to do a comprehensive evaluation of a prospective director candidate, which includes one or more interviews with the candidate. In addition, the Nominations Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. After completing its evaluation, the Nominations Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

     Stockholder Recommendations of Director Candidates

     The Nominations Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders. The Nominations Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement in the section titled “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations Committee in the same manner as the Nominations Committee’s nominees.

Stockholder Communication with the Board of Directors

     Stockholders may communicate with the Board by sending a letter to Memory Pharmaceuticals Corp. Board of Directors c/o Corporate Secretary, 100 Philips Parkway, Montvale, New Jersey 07645. The Corporate Secretary will receive and review all correspondence and forward it to the Chairman of the Board, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

     The non-employee members of our Board are reimbursed for travel, lodging and other reasonable expenses incurred in attending Board or committee meetings. In addition, our non-employee directors receive cash compensation for their service on the Board and its committees as described below. All quarterly fees are payable at the end of each calendar quarter.

     Board of Directors

     Each of our non-employee directors receives a quarterly fee of $3,000. Through May 17, 2005 (the date Mr. Scullion was appointed Executive Chairman), our non-employee Chairman received an additional $3,000 per calendar quarter. Each of our non-employee directors also receives $1,000 for each regular or special Board meeting attended by such director in person, or $500 for each regular or special Board meeting attended by such director by teleconference.

     Audit Committee

     In addition to receiving fees for service as a director, each member of the Audit Committee receives $2,500 per calendar quarter and the Chairman of our Audit Committee also receives $5,000 per calendar quarter. Each member of the Audit Committee also receives $2,000 for each regular or special Audit Committee meeting attended by such member in person, or $1,000 for each regular or special Audit Committee meeting attended by such member by teleconference.

     Compensation Committee

     In addition to receiving fees for service as a director, each member of the Compensation Committee receives $625 per calendar quarter and the Chairman of our Compensation Committee also receives $2,500 per calendar quarter. Each member of the Compensation Committee also receives $1,000 for each regular or special Compensation Committee meeting attended by such member in person, or $500 for each regular or special Compensation Committee meeting attended by such member by teleconference.

     Nominations Committee

     In addition to receiving fees for service as a director, each member of the Nominations Committee receives an additional $250 per calendar quarter and the Chairman of our Nominations Committee also receives $1,250 per calendar quarter. Each member of the Nominations Committee also receives $500 for each regular or special Nominations Committee meeting attended by such member in person, or $250 for each regular or special Nominations Committee meeting attended by such member by teleconference.

     Option Grants

     Our Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”) provides a Formula Option Grant program for non-employee directors. Pursuant to this program, upon joining our Board, a non-employee director receives a stock option grant to purchase 20,000 shares of our common stock at an exercise price equal to the fair market value on that date (the “Initial Grant”). The Initial Grant vests over three years, with the first 33% vesting on the first anniversary of the grant date and the remainder vesting every three months thereafter. In addition, on the date of each annual meeting of our stockholders, our non-employee directors receive an additional automatic stock option grant to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value on that date (the “Subsequent Grant”) if the non-employee director has served on our Board for at least six months prior to our annual meeting of stockholders. The Subsequent Grant will vest in one installment on the first anniversary of the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 15, 2006 by (1) each of our directors, (2) each of our Named Executive Officers (as defined herein) that is not a director, (3) all of our directors and executive officers as a group, and (4) each person (or group of affiliated persons) known by us to be the beneficial owner of more than 5% of our common stock.

     Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options and warrants held by the respective person or group, which may be exercised or converted within 60 days of May 15, 2006. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days of May 15, 2006 are included for that person or group, but not the stock options or warrants of any other person or group. Percentage of beneficial ownership is based on 37,767,966 shares of common stock outstanding as of May 15, 2006.

     Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse. Unless otherwise noted below, the address of each person listed on the table is c/o Memory Pharmaceuticals Corp., 100 Philips Parkway, Montvale, New Jersey 07645.

	Shares Beneficially Owned
	Number	Percent
Name of Beneficial Owner	Of Shares	(%)
Directors
Anthony B. Evnin, Ph.D. (1) (16)	2,626,604	6.89
Jonathan Fleming (2) (14) (15)	6,113,676	15.72
Walter Gilbert, Ph.D. (3)	219,360	*
Robert I. Kriebel (4)	16,700	*
David A. Lowe, Ph.D. (5)	247,712	*
Michael E. Meyers (6)	50,501	*
James R. Sulat (7)	438,734	1.15
Tony Scullion (8)	765,813	2.00
Peter F. Young (9)	11,625	*
Named Executive Officers
Gardiner F.H. Smith (10)	158,601	*
Joseph M. Donabauer (11)	38,546	*
Jzaneen Lalani (12)	59,238	*
All current directors and executive officers as a group (12 persons) (13)	10,588,509	26.14
Five Percent Stockholders
Oxford Bioscience Partners II Entities (14)	2,546,071	6.71
Oxford Bioscience Partners IV Entities(15)	3,552,630	9.18
Venrock Associates (16)	2,362,945	6.21
Special Situations Funds(17)	4,135,324	10.64
SF Capital Partners Ltd. (18)	2,016,340	5.26

____________________

*	Represents less than 1%.

(1)

Includes 184,211 shares of common stock issued to Anthony B. Evnin, Ph.D., 14,975 shares of common stock issuable to Dr. Evnin upon the exercise of options vested as of 60 days following May 15, 2006 and warrants to purchase 64,473 shares of common stock. Also includes 2,362,945 shares of common stock owned by Venrock Associates. See footnote 16.

(2)

Includes 14,975 shares of common stock issuable to Jonathan Fleming upon the exercise of options vested as of 60 days following May 15, 2006. Also includes 2,546,071 shares of common stock owned by Oxford Bioscience Partners II Entities and 3,552,630 shares of common stock owned by Oxford Bioscience Partners IV Entities. See footnotes 14 and 15.

(3)

Includes 14,975 shares of common stock issuable to Walter Gilbert, Ph.D. upon the exercise of options vested as of 60 days following May 15, 2006. Also includes 66,666 shares of common stock issued to Dr. Gilbert, 66,666 shares of common stock issued to Dr. Gilbert’s spouse, and 52,632 shares of common stock and warrants to purchase 18,421 shares of common stock issued to a charitable remainder trust of which Dr. Gilbert and his spouse are the trustees and the beneficiaries.

(4)

Includes 5,000 shares of common stock issued to Robert I. Kriebel, 9,950 shares of common stock issuable to Mr. Kriebel upon the exercise of options vested as of 60 days following May 15, 2006 and warrants to purchase 1,750 shares of common stock.

(5)

Includes 26,316 shares of common stock issued to David A. Lowe, Ph.D., 212,186 shares of common stock issuable to Dr. Lowe upon the exercise of options vested as of 60 days following May 15, 2006 and warrants to purchase 9,210 shares of common stock.

(6)

Includes 26,316 shares of common stock issued to Michael E. Meyers, 14,975 shares of common stock issuable to Mr. Meyers upon the exercise of options vested as of 60 days following May 15, 2006 and warrants to purchase 9,210 shares of common stock.

(7)

Includes 2,139 shares of common stock issued to James R. Sulat, 223,437 shares of common stock issuable to Mr. Sulat upon the exercise of options vested as of 60 days following May 15, 2006, and 157,895 shares of common stock and warrants to purchase 55,263 shares of common stock issued to a revocable trust of which Mr. Sulat and his spouse are the trustees and the members of Mr. Sulat’s immediate family are the beneficiaries.

(8)

Includes 178,030 shares of common stock issued to Tony Scullion, 573,968 shares of common stock issuable to Mr. Scullion upon the exercise of options vested as of 60 days following May 15, 2006 and warrants to purchase 13,815 shares of common stock.

(9)	Represents shares of common stock issuable to Peter F. Young upon the exercise of options vested as of 60 days following May 15, 2006.

(10)	Mr. Smith resigned as our Chief Business Officer effective March 3, 2006. Mr. Smith exercised 102,394 options on May 24, 2006. Mr. Smith’s remaining 56,207 options expired unexercised on June 3, 2006.

(11)

Includes 3,018 shares of common stock issued to Joseph M. Donabauer and 35,528 shares of common stock issuable to Mr. Donabauer upon the exercise of options vested as of 60 days following May 15, 2006.

(12)	Includes 3,613 shares of common stock issued to Jzaneen Lalani and 55,625 shares of common stock issuable to Ms. Lalani upon the exercise of options vested as of 60 days following May 15, 2006.

(13)

Includes: Messrs. Fleming, Kriebel, Meyers, Scullion, Sulat, Young and Donabauer, Drs. Evnin, Gilbert, and Lowe, Ms. Lalani, and Stephen R. Murray. M.D., Ph.D., our Vice President, Clinical Development. Does not include Mr. Smith.

(14)

Based on a Schedule 13G/A filed with the SEC on February 14, 2006 (the “Oxford 13G”) by Oxford Bioscience Partners II L.P. (“OBP II”), Oxford Bioscience Partners (Adjunct) II L.P. (“OBP Adjunct II”), Oxford Bioscience Partners (GS-Adjunct) II L.P. (“OBP GS-Adjunct II”), Oxford Bioscience Partners II (Annex) L.P. (“OBP Annex II”), Oxford Bioscience Partners (Bermuda) II Limited Partnership (“OBP Bermuda II”), OBP Management (Bermuda) II Limited Partnership (“OBP Management Bermuda II”), OBP Management (Bermuda) II Ltd. (“OBP Bermuda II Ltd.”), and OBP Management II L.P. (“OBP Management II”, together with OBP II, OBP Adjunct II, GS-Adjunct II L.P., OBP Annex II, OBP Bermuda II, OBP Management Bermuda II, OBP Bermuda II Ltd., the “Oxford II Entities”), OBP II holds 357,715 shares of common stock, OBP Bermuda II holds 267,844 shares of common stock, OBP Adjunct II holds 100,306 shares of common stock, OBP GS-Adjunct II holds 352,679 shares of common stock and OBP Annex II holds 1,283,317 shares of common stock and warrants to purchase 184,210 shares of common stock. By virtue of their relationship as affiliated limited partnerships, whose sole general partners share individual general partners, OBP II, OBP Adjunct II, OBP GS-Adjunct

II, OBP Annex II and OBP Bermuda II may be deemed to share voting power and the power to direct the disposition of the shares of common stock which each partnership holds. OBP Management II (as the general partner of OBP II, OBP Adjunct II, OBP GS-Adjunct II and OBP Annex II) and OBP Management Bermuda II (as the general partner of OBP Bermuda II) may also be deemed to own beneficially the shares of OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II. OBP Bermuda II Ltd., as the corporate general partner of OBP Management Bermuda II, may also be deemed to own beneficially the shares of OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II. Messrs. Fleming, Edmund M. Olivier, Cornelius T. Ryan and Alan G. Walton (the “Individual General Partners”) are general partners of both OBP Management II and OBP Management Bermuda II. Therefore each of the Individual General Partners may be deemed to beneficially own the shares held by OBP II, OBP Adjunct II, OBP GS-Adjunct II, OBP Annex II and OBP Bermuda II; however, each Individual General Partner and each of the entities disclaims beneficial ownership of these shares except any shares held directly of record. The Oxford II Entities and the Individual General Partners (with the exception of Mr. Olivier and Mr. Walton) are located at 222 Berkeley Street, Suite 1650, Boston, MA 02116. Mr. Olivier’s address is 650 Town Center Drive, Costa Mesa, CA 92626. Mr. Walton’s address is 315 Post Road West, Westport, CT 06880.

(15)

Based on a Schedule 13D filed on October 4, 2005 (the “Oxford 13D”) by Oxford Bioscience Partners IV L.P. (“Oxford IV”) and mRNA Fund II L.P. (“mRNA II”), OBP Management IV L.P. (“OBP IV”, together with Oxford IV and mRNA II, the “Oxford IV Entities”), and Jeffery T. Barnes, Mark P. Carthy, Michael E. Lytton and Messrs. Fleming and Walton (each a “General Partner” and collectively the “General Partners”), OBP IV holds 2,605,437 shares of common stock and warrants to purchase 911,902 shares of common stock and mRNA II holds 26,142 shares of common stock and warrants to purchase 9,149 shares of common stock. By virtue of their relationship as affiliated limited partnerships which share a sole general partner (OBP IV), Oxford IV and mRNA II may be deemed to share voting power and the power to direct the disposition of the shares of common stock which each partnership owns of record. OBP IV, as the general partner of Oxford IV and mRNA II, may also be deemed to own beneficially the shares of Oxford IV and mRNA II. The General Partners may also be deemed to own beneficially the shares held by Oxford IV and mRNA II. Oxford IV, OBP IV and the General Partners expressly disclaim beneficial ownership of the shares held by mRNA II, except to the extent of their respective pecuniary interest therein, and mRNA II, OBP IV, and the General Partners expressly disclaim beneficial ownership of the shares held by Oxford IV, except to the extent of their respective pecuniary interest therein. The Oxford IV Entities and the General Partners (excluding Mr. Walton) are located at 222 Berkeley Street, Suite 1650, Boston, MA 02116. Mr. Walton’s address is 315 Post Road West, Westport, CT 06880.

(16)

Based on a Schedule 13D filed with the SEC on October 4, 2005 (the “Venrock 13D”) by Venrock Associates (“Venrock”), Venrock Associates II, L.P. (“Venrock II”), and Venrock Entrepreneurs Fund, L.P. (“Entrepreneurs Fund”, together with Venrock and Venrock II, the “Venrock Entities”), Venrock owns 859,207 shares and warrants to purchase 113,289 shares of common stock, Venrock II owns 1,213,190 shares and warrants to purchase 163,026 shares of common stock and Entrepreneurs Fund owns 14,233 shares of our common stock. According to the Venrock 13D, Venrock Management LLC (“Management”) is the general partner of Entrepreneurs Fund and a general partner of Venrock and Venrock II. The members of Management are Anthony B. Evnin, Ph.D. and Messrs. Michael C. Brooks, Eric S. Copeland, Bryan E. Roberts, Ray A. Rothrock, Anthony Sun and Michael F. Tyrrell (each a “Managing Member” and collectively, the “Managing Members”). According to the Venrock 13D, each Managing Member is also a general partner of each of Venrock and Venrock II. Each of the Venrock Entities has the sole power to dispose or direct the disposition of the common stock, shared power to vote or to direct the vote of 2,086,630 shares of common stock and shared power to direct the disposition of 2,086,630 shares of the common stock. Management may be deemed to beneficially own the shares owned by Entrepreneurs Fund and the Managing Members may be deemed to beneficially own the shares owned by the Venrock Entities; however, each Venrock Entity and each Managing Member disclaims beneficial ownership of these shares except to the extent of his or its proportionate pecuniary interests therein. Venrock Associates is located at 30 Rockefeller Plaza, New York, New York 10112.

(17)

Based on a Schedule 13G filed with the SEC on February 15, 2006 (the “Marxe/Greenhouse 13G”), Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”) and Form 4s filed with the SEC on May 15, 2006 and May 17, 2006, Marxe and Greenhouse share sole voting and investment power over (i) 400,553 shares of common stock and warrants to purchase 147,368 shares of common stock held by Special Situations Cayman

Fund, L.P. (“Cayman”), (ii) 135,732 shares of common stock and warrants to purchase 47,506 shares of common stock held by Special Situations Fund III, L.P. (“SSF3”), (iii) 1,473,079 shares of common stock and warrants to purchase 541,967 common stock owned by Special Situations Fund III QP. (“SSFQP”), (iii) 750,974 shares of common stock and 276,315 warrants held by Special Situations Private Equity Fund, L.P. (“SSPE”), and (iv) 269,725 shares of common stock and warrants to purchase 92,105 shares of common stock held by Special Situations Life Sciences Fund (“SSLS” together with SSF3, SSFQP, Cayman, and SSPE, the “Special Situations Funds”). Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Cayman. AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to SSF3 and SSFQP. Marxe and Greenhouse are members of MG Advisers L.L.C. (“MG”), the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. (“SSPE”). Marxe and Greenhouse are also members of LS Advisers L.L.C. (“LS”), the general partner of and investment adviser to SSLS. Through their control of AWM, MGP, and LS, Messrs. share voting and investment control over the shares of common stock held by the Special Situations Funds. The principal business address for Marxe and Greenhouse is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(18)

Based on a Schedule 13G/A filed with the SEC on February 14, 2006, by Michael A. Roth (“Roth”) and Brian J. Stark (“Stark”), Roth and Stark are the Managing Members of Stark Offshore Management, LLC (“Stark Offshore”), which acts as investment manager and has sole power to direct the management of SF Capital. Through Stark Offshore, Roth and Stark possess voting and dispositive power over 1,463,709 shares of common stock and warrants to purchase 552,631 shares of common stock, which are held by SF Capital Partners Ltd. (“SF Capital”); however, Roth and Stark disclaim beneficial ownership of these shares and warrants. The principal business address for Roth and Stark is 3600 South Lake Drive, St. Francis, WI 53235.

INFORMATION CONCERNING EXECUTIVE OFFICERS

     Set forth below is information regarding each of our executive officers as of June 1, 2006. Further information about Messrs. Scullion and Sulat and Dr. Lowe is presented under Proposal One.

Name	Age	Position
James R. Sulat	55	President, Chief Executive Officer and Director
David A. Lowe, Ph.D.	59	Chief Scientific Officer and Director
Joseph M. Donabauer	43	Vice President, Controller and Treasurer
Jzaneen Lalani	33	Vice President, Legal Affairs and Corporate Secretary
Stephen R. Murray, M.D., Ph.D.	43	Vice President, Clinical Development

     Joseph M. Donabauer has served as our Vice President and Controller and Principal Financial Officer since December 2004. Since May 2002, he has served as our Controller and since December 2003, he has served as our Principal Accounting Officer. From February 1999 to January 2002, Mr. Donabauer held senior financial management positions at Genzyme Biosurgery (formerly Biomatrix Incorporated), including Controller of the New Jersey operations. Prior to joining Genzyme, Mr. Donabauer held financial management positions at General Signal (now SPX Corp.), Hoffman-La Roche and Reckitt & Colman (now Reckitt Benckiser).

     Jzaneen Lalani has served as our Vice President, Legal Affairs since June 2004. From February 2003 to May 2004, Ms. Lalani was a member of the Corporate and Commercial Law Group at Kronish Lieb Weiner & Hellman LLP, where she worked with privately held and publicly traded companies on transactions including mergers and acquisitions, financings and securities offerings. From October 1999 to February 2003, Ms. Lalani was a member of the Business & Technology Group at Brobeck Phleger & Harrison LLP, where her practice also included representing emerging growth companies and newly-public companies. Ms. Lalani received a B.Sc. in 1993 from Queen’s University in Ontario, her LL.B. in 1996 from the University of Victoria, in British Columbia, and a Master of International Affairs and a Masters of Law from Columbia University in 1999. Ms. Lalani is admitted to the British Columbia Bar and the New York Bar and is licensed as an in-house counsel in the State of New Jersey.

     Stephen R. Murray, M.D., Ph.D. has served as our Vice President, Clinical Development since April 2006. From 2001 to 2006, Dr. Murray held several senior positions at Pfizer, including Senior Medical Director, Worldwide Medical Team Leader, Schizophrenia and Full Development Team Leader for Ziprasidone from 2004 to 2006 and Medical Director with Pfizer Pharmaceutics Group, Inc., from 2001 to 2004, where he was responsible for Phase 3b and Phase 4 clinical trials for Ziprasidone. From 1999 to 2001, Dr. Murray was an Associate Medical Director of Global CNS Clinical Research & Development with Janssen Research Foundation. Prior to joining Janssen, Dr. Murray was in private practice. From 1992 to 1998, Dr. Murray completed his Internship, Residency and Fellowship at the Department of Psychiatry at the University of California, San Francisco. Dr. Murray received his M.D. and Ph.D. in molecular biology from the Medical University of South Carolina, Medical Scientist Training Program in 1992 and his Bachelor of Science from the University of South Carolina, South Carolina College, in 1985. Dr. Murray has authored/co-authored original research in such journals as the American Journal of Psychiatry and Science, made over a hundred presentations at international congresses and meetings, and is a member of the American Board of Psychiatry and Neurology.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning the compensation earned for each of the last three years by our Chief Executive Officer and each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005. We refer to the officers listed in the table below collectively as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE
							Long-Term
		Annual Compensation					Compensation
					Other Annual		Securities		All Other
		Salary	Bonus(*)		Compensation		Underlying		Compensation
Name and Principal Position	Year	($)	($)		($)		Options		($)
Tony Scullion	2005	427,779	—		38,716	(2)	—		14,530	(3)
Chairman, Former Executive	2004	414,302	118,675		40,406	(4)	—		14,530	(3)
Chairman and	2003	376,823	195,000		383,341	(5)	65,657		14,530	(3)
Former Chief Executive Officer(1)

James R. Sulat	2005	249,384	—		3,760	(7)	1,025,000		—
President & Chief Executive Officer(6)

David A. Lowe, Ph.D.	2005	330,230	90,750		6,150	(7)	240,000		53,647	(9)
Chief Scientific Officer(8)	2004	83,769	77,844	(10)	1,523	(7)	150,000		83,455	(11)

Gardiner F. H. Smith.	2005	256,049	72,767		2,898	(13)	80,000	(14)	—
Former Chief Business Officer(12)	2004	217,137	52,294		2,898	(13)	35,000	(14)	—
	2003	201,119	65,000		2,898	(13)	4,333		—

Joseph M. Donabauer	2005	180,230	45,000		5,400	(7)	40,000		—
Vice President and Controller(15)	2004	143,572	37,500		5,387	(7)	25,900		—
	2003	118,169	9,775		—		350		—

Jzaneen Lalani	2005	219,461	78,125		6,150	(7)	85,000		—
Vice President, Legal Affairs(16)	2004	107,648	37,406		2,850	(7)	50,000		—
____________________

*	Unless otherwise noted, amounts in the “Bonus” column generally represent bonuses attributable to performance in the stated fiscal year. Bonuses are paid in the next following fiscal year.

(1)

Mr. Scullion served as our Chief Executive Officer until May 17, 2005 and then as our Executive Chairman through February 17, 2006. Since February 17, 2006, Mr. Scullion has served as Chairman of our Board.

(2)

Represents $9,467 in employer-paid disability insurance premiums, $10,714 in an automobile allowance, $12,385 in employer-paid tax preparation fees, and $6,150 in matching contributions under our 401(k) plan.

(3)	Represents insurance premiums for a life insurance policy.

(4)

Represents $9,467 in employer-paid disability insurance premiums, $13,859 in an automobile allowance, $10,930 in employer-paid tax preparation fees, and $6,150 in matching contributions under our 401(k) plan.

(5)

Represents $200,000 in loan forgiveness, $156,824 in tax payment reimbursements, $9,467 in employer-paid disability insurance premiums, and $10,800 in an automobile allowance. In January 2003, Mr. Scullion was issued a stock award of 8,333 shares of common stock that was valued at $6,250.

(6)	Mr. Sulat’s employment with us commenced in May 2005.

(7)	Represents matching contributions under our 401(k) plan.

(8)	Dr. Lowe’s employment with us commenced in October 2004.

(9)	Represents $40,340 for reimbursement of relocation and temporary housing expenses and a $13,307 gross-up payment for taxes incurred by Dr. Lowe in connection with this reimbursement.

(10)	Includes a one-time bonus of $50,000, as set forth in Dr. Lowe’s letter agreement of employment.

(11)	Represents $58,418 for reimbursement of relocation and temporary housing expenses and a $25,037 gross-up payment for taxes incurred by Dr. Lowe in connection with this reimbursement.

(12)	Mr. Smith resigned as our Chief Business Officer effective March 3, 2006.

(13)	Represents employer-paid disability insurance premiums.

(14)

On the effective date of Mr. Smith’s resignation we cancelled the unvested portion of these stock options, which represented stock options to purchase an aggregate of 63,126 shares of our common stock.

(15)	Mr. Donabauer became an executive officer in December 2003.

(16)	Ms. Lalani’s employment with us commenced in June 2004.

STOCK OPTION INFORMATION FOR THE YEAR-ENDED DECEMBER 31, 2005

     The following table provides summary information concerning the individual grants of stock options to purchase shares of our common stock to each of our Named Executive Officers for the year ended December 31, 2005. Options granted before April 8, 2004 were granted under our 1998 Employee, Director and Consultant Stock Option Plan (the “1998 Plan”) and options granted after April 8, 2004 were granted under our 2004 Plan. The exercise price of options granted under our 1998 Plan was established by our Board on the date of grant, and each option was issued at the estimated fair market value on the date of the grant based upon a number of considerations, including the pricing of private sales of our equity securities, company-specific events, economic trends, the then current financing environment and the rights and preferences of our preferred stock relative to our common stock. The exercise price of each option granted under our 2004 Plan was the closing sales price of our common stock as quoted on the NASDAQ National Market on the date of grant of such option.

STOCK OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2005

	Individual Grants
		% of Total			Potential Realizable Value at
	Number	Options			Assumed Annual Rates of Stock
	of Shares	Granted to			Price Appreciation for Option
	Underlying	Employees	Exercise Price		Term(2)
	Options	in Fiscal	Per Share	Expiration	5%	10%
Name	Granted	Year(1)	($)	Date	($)	($)
Tony Scullion	—	—	—	—	—	—
James R. Sulat	500,000	26.60	2.45	5/16/2015	770,396	1,952,335
	525,000	27.93	2.24	8/14/2015	739,580	1,874,241
David A. Lowe, Ph.D.	100,000	5.32	5.03	3/2/2015	316,334	801,652
	55,000	2.93	2.39	5/11/2015	82,668	209,497
	85,000	4.52	2.38	10/10/2015	127,225	322,414
Gardiner F.H. Smith	45,000 (3)	2.39	2.39	6/3/2006	67,638	171,407
	35,000 (3)	1.86	2.71	6/3/2006	59,651	151,166
Joseph M. Donabauer	30,000	1.60	2.39	5/11/2015	45,092	114,271
	10,000.53		2.38	10/10/2015	14,968	37,931
Jzaneen Lalani	35,000	1.86	2.39	5/11/2015	52,607	133,317
	50,000	2.66	2.38	10/10/2015	74,838	189,655
____________________

(1)	During the year ended December 31, 2005, we granted our employees stock options to purchase an aggregate of 1,879,750 shares of our common stock.

(2)

The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. SEC rules specify the 5% and 10% assumed annual rates of compounded stock price appreciation, which do not represent our estimate or projection of our future common stock prices. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table above may not necessarily be achieved.

(3)

On the effective date of Mr. Smith’s resignation, we cancelled the unvested portion of these stock options, which represented stock options to purchase 54,375 shares of our common stock. Any unexercised stock options held by Mr. Smith on June 3, 2006 were cancelled.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
STOCK OPTION VALUES

     The following table provides information as of December 31, 2005 concerning the number and value of exercised and unexercised stock options held by each of our Named Executive Officers.

						Value of Unexercised
			Number of Shares Underlying			In-the-Money Options at
			Unexercised Options at Fiscal			December 31, 2005(2)
	Shares Acquired	Value	Year End			($)
Name	on Exercise (#)	Realized ($)(1)	Exercisable	Unexercisable		Exercisable	Unexercisable
Tony Scullion	135,800	485,848	549,055	25,604		741,010	37,765
James R. Sulat	—	—	95,312	929,688		1,312	19,688
David A. Lowe, Ph.D.	—	—	107,499	382,501		—	—
Gardiner F.H. Smith	—	—	133,082	94,583	(3)	146,306	19,442
Joseph M. Donabauer	—	—	19,920	79,834		4,143	1,753
Jzaneen Lalani	—	—	27,500	167,500		—	—
____________________

(1)

The value realized was calculated based on the market price of the purchased shares on the exercise date, less the applicable option exercise price per share, multiplied by the number of shares underlying the option.

(2)

The value of unexercised in-the-money options was calculated based on the closing selling price per share of our common stock on the NASDAQ National Market on December 31, 2005, $2.28, less the option exercise price per share, multiplied by the number of shares underlying the option.

(3)

On the effective date of Mr. Smith’s resignation, we cancelled the unvested portion of these stock options, which represented stock options to purchase 69,064 shares of common stock. Any unexercised stock options held by Mr. Smith on June 3, 2006 were cancelled.

Executive Employment Agreements

     We have employment agreements with each of Tony Scullion, James R. Sulat, David A. Lowe, Ph.D., Jzaneen Lalani, Stephen R. Murray, M.D., Ph.D., and Joseph M. Donabauer. A summary of the material terms of our agreements with our Named Executive Officers and our other executive officers is provided below.

     Tony Scullion

     Our original employment agreement with Mr. Scullion, which was entered into on July 2, 2001, was superseded by a new employment agreement in February 2006. Under the original agreement, Mr. Scullion was entitled to an initial base salary of $350,000 per year, and received a one-time signing bonus of $100,000, a one-time payment of $40,000 to reimburse his former employer for costs associated with a life insurance policy on his life payable to his designated beneficiaries and an initial stock option grant of 367,133 shares of our common stock, which vested quarterly over four years. Under the original agreement, Mr. Scullion was eligible to receive annual bonus payments which depended on our performance and his individual performance, in each case as determined by our Board. We also paid the current premium of approximately $14,000 per year on a life insurance policy on Mr. Scullion’s life payable to his designated beneficiaries. If Mr. Scullion’s employment had been terminated without cause or if he had terminated his employment with good reason, he would have been entitled to receive 12 months’ severance, based on his current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Mr. Scullion to, and any health insurance otherwise available through, a new employer). In addition, upon any such termination of employment, he would have been entitled to accelerated vesting of 25% of his then-unvested stock options.

     In February 2006, we entered into an Employment Agreement with Mr. Scullion, which supersedes Mr. Scullion’s prior employment agreement, as amended, dated July 2, 2001. Under this agreement, which expires on January 31, 2007, unless renewed upon the agreement of both parties, Mr. Scullion will devote an average of approximately eight to twelve hours per week to the Company. Mr. Scullion’s salary will be at the gross semi-monthly rate of approximately $8,333. Under the terms of the Agreement, Mr. Scullion has agreed to tender his resignation from our Board immediately upon the earliest to occur of (i) the conclusion of the term of the agreement, (ii) the termination of his employment by him, or (iii) the termination of his employment by us with Cause (as defined in the Employment Agreement). In the event Mr. Scullion’s employment is terminated by us without Cause, then, at the request of the Board, he will resign his position as the Chairman. During the term of the agreement, Mr. Scullion will be entitled to standard employee benefits and in addition, we will continue to (i) reimburse Mr. Scullion for all reasonable home office expenses, (ii) pay the 2006 premium, in the approximate amount of $14,530, relating to Mr. Scullion’s existing life insurance policy, and (iii) reimburse Mr. Scullion for tax preparation services for the 2005 and 2006 tax years in an amount up to $12,000 per year. Under certain circumstances we will also extend the post-termination exercise period of Mr. Scullion’s then-vested stock options. We or Mr. Scullion may terminate the employment relationship during the term of the agreement upon thirty days’ written notice. In the event Mr. Scullion is terminated by us without Cause, he will continue to receive the balance of his base salary plus health coverage (unless such coverage is provided through a new employer), the life insurance payment and the tax preparation payments. If Mr. Scullion is terminated with Cause during the term of the agreement, he will not be eligible for any further compensation or paid benefit continuation.

     James R. Sulat

     We have an employment letter agreement with Mr. Sulat that has an unspecified term. Under this agreement, Mr. Sulat is entitled to an initial base salary of $395,000 per year. The agreement also specifies that Mr. Sulat would be elected to our Board as soon as reasonably practicable following his start date with the Company. As provided in the letter agreement, Mr. Sulat received stock option grants to purchase an aggregate of 1,025,000 shares of our common stock which vest over the four-year period following the date of grant of each stock option. Under the letter agreement, Mr. Sulat is also eligible to receive annual bonus payments which depend on our performance and his individual performance, in each case as determined by our Board. Mr. Sulat’s target bonus is 35% of his base salary. In the event that we terminate Mr. Sulat’s employment without cause or he terminates his employment for good reason, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued medical and dental coverage for one year. In addition, upon any such termination of employment, he will be entitled to receive the average of his annual bonuses for the three prior years (or such shorter period if he has not been employed by us for three years) in twelve equal monthly installments and accelerated vesting of 25% of his then-unvested stock options. Notwithstanding the foregoing, Mr. Sulat’s unvested stock options will become fully vested if, within three months prior to, or within 18 months after, a Change in Control (as defined in the letter agreement), (x) we terminate Mr. Sulat’s employment without cause or (y) Mr. Sulat terminates his employment within three months after (i) a material diminution in his responsibilities, (ii) he no longer reports to the Board or ceases to be a member of the Board, (iii) his principal work location changes by more than 50 miles from our current principal offices, or (iv) we reduce his base salary. Any nonstatutory stock options held by Mr. Sulat will remain exercisable until the later to occur of (i) 90 days after the date of termination and (ii) January 15 of the calendar year immediately succeeding the date of termination.

     David A. Lowe, Ph.D.

     We have an employment letter agreement with Dr. Lowe that has an unspecified term. Under this agreement, Dr. Lowe is entitled to an initial base salary of $330,000, a one-time bonus of $50,000 and an initial stock option grant to purchase 150,000 shares of our common stock, vesting over two years in quarterly installments. In the first quarter of 2005, Dr. Lowe received an additional stock option grant to purchase 100,000 shares of our common stock, which will vest over four years in quarterly installments. Dr. Lowe is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case as determined by our Board. In the event that we terminate Dr. Lowe’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Dr. Lowe to, and any health insurance otherwise available through, a new employer). Under this agreement Dr. Lowe was reimbursed for $150,000 in relocation expenses, including a gross-up payment for taxes incurred by him in connection with this payment.

     Joseph M. Donabauer

     We have an employment agreement with Mr. Donabauer that has an unspecified term. Under this agreement, Mr. Donabauer is entitled to an initial base salary of $180,000. Mr. Donabauer is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case, as determined by our Board. In the event that we terminate Mr. Donabauer’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Mr. Donabauer to, and any health insurance otherwise available through, a new employer).

     Jzaneen Lalani

     We have an employment agreement with Ms. Lalani that has an unspecified term. Under this agreement, Ms. Lalani is entitled to an initial base salary of $190,000 and an initial stock option grant for 50,000 shares of our common stock, vesting over four years in quarterly installments. Ms. Lalani is also entitled to receive annual bonus payments that depend on our performance and her individual performance, in each case, as determined by our Board. In the event that we terminate Ms. Lalani’s employment without cause, she is entitled to receive 12 months’ severance, based on her then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Ms. Lalani to, and any health insurance otherwise available through, a new employer).

     Stephen R. Murray, M.D., Ph.D.

     We have an employment agreement with Dr. Murray that has an unspecified term. Under this agreement, Dr. Murray is entitled to an initial base salary of $275,000, a one-time signing bonus of $75,000, and an initial stock option grant to purchase 200,000 shares of our common stock, vesting over four years in quarterly installments. Dr. Murray is also entitled to receive annual bonus payments that depend on our performance and his individual performance, in each case, as determined by our Board. In the event that we terminate Dr. Murray’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Dr. Murray to, and any health insurance otherwise available through, a new employer).

     Gardiner F.H. Smith

     We had an employment agreement with Mr. Smith, which terminated on March 3, 2006, the effective date of Mr. Smith’s resignation. Under that agreement, Mr. Smith was entitled to an initial base salary of $195,000, a onetime signing bonus of $25,000, an initial stock option grant for 46,666 shares of our common stock, which vested over four years in quarterly installments, and an additional stock option grant to purchase 45,000 shares of our common stock, which also vests in quarterly installments over four years. Mr. Smith was also entitled to receive annual bonus payments that depended on our performance and his individual performance, in each case as determined by our Board. Under this agreement, we reimbursed Mr. Smith for $100,000 of expenses related to relocation, including a gross-up payment for taxes incurred by him in connection with this payment.

Benefit Plans

     Amended and Restated 2004 Stock Incentive Plan

     Our 2004 Plan was adopted by our Board on February 26, 2004 and approved by our stockholders in February 2004. The 2004 Plan became effective in April 2004. It provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards and other stock-based awards. The Board initially reserved 3,803,759 shares of Memory Stock for issuance under the 2004 Plan, which included 314,517 shares previously reserved for issuance under the 1998 Plan. As of January 1, 2006, there were options to purchase 2,825,669 shares of Memory Stock outstanding under the 2004 Plan and 1,282,389 shares of Memory Stock outstanding under the 1998 Plan.

     The 2004 Plan contains an “evergreen provision” which allows for an annual increase in the number of shares available for issuance under the 2004 Plan on the first day of each of our fiscal years beginning in fiscal year 2005. In July 2005, our stockholders approved an amendment to the “evergreen” provision of the 2004 Plan to provide that the annual increase in the number of shares shall be equal to the lesser of (x) 1,750,000 shares; (y) 5% of our outstanding shares on January 1 of each year; or (z) an amount determined by our Board.

     In accordance with the terms of the 2004 Plan, our Board has authorized our Compensation Committee to administer the 2004 Plan. Under the 2004 Plan, our Compensation Committee is empowered to, among other things:

  select the recipients of awards and determine, among other things, the number of shares of common stock to be covered by each stock option award; the method of payment of the exercise price; and the other terms and conditions of stock option awards including, without limitation, the exercise price, exercise date and vesting restrictions;

  determine the form of agreement for use under the 2004 Plan; and

  modify or amend each award, including extending the post-termination exercisability period.

     Unless otherwise determined by the Compensation Committee, awards under the 2004 Plan may be made to employees or consultants of the Company, as may be designated by the Compensation Committee, except that incentive stock options may be granted only to employees. In addition, non-employee directors may receive stock options as set forth in the 2004 Plan.

     Upon a merger or other reorganization event, all of our outstanding stock options will be assumed or substituted by the successor corporation. However, if the succeeding corporation does not assume, or substitute equivalent stock options for outstanding stock options, then the Compensation Committee shall provide either that:

  all unexercised stock options will become exercisable in full at a specified time prior to the completion of the reorganization event and that these stock options will terminate upon the completion of the reorganization event if not previously exercised; or

  all unexercised stock options will terminate upon completion of the reorganization event and each participant will receive in exchange therefore a cash payment as prescribed in Section 9.2(b) of the 2004 Plan.

     All share amounts in the 2004 Plan are subject to adjustment in the event of a stock split, stock dividend, recapitalization or other corporate reorganization.

     The Board may, at any time, amend, alter, suspend or terminate the 2004 Plan; provided, however, that without the consent of the participants affected, no such amendment, alteration, suspension or termination may materially impair the rights of such participants with respect to awards previously granted, except as provided in the 2004 Plan. Certain amendments and modifications, including an amendment to increase the maximum number of shares issuable under the 2004 Plan, and any other amendments requiring stockholder approval by law or under listing requirements of the NASDAQ National Market may not be made, however, without the requisite vote of our stockholders.

     Unless earlier terminated by the Board, the 2004 Plan will terminate on the earliest to occur of:

  February 26, 2014;

  the date on which all shares available for issuance under the 2004 Plan have been issued as fully vested shares, and the termination of all outstanding stock options in connection with a Reorganization Event (as defined in the 2004 Plan).

     2004 Employee Stock Purchase Plan

     Our stockholders are being asked to approve an amendment to our ESPP. For a summary of the terms of the ESPP and a description of the proposed amendment, see Proposal Two.

     1998 Employee, Director and Consultant Stock Option Plan

     Our 1998 Employee, Director and Consultant Stock Option Plan (the “1998 Plan”), as amended, was adopted by our Board and approved by our stockholders. Following the adoption of the 2004 Plan by our Board and stockholders, all remaining authorized shares of common stock under the 1998 Plan were assumed by the 2004 Plan. As a result, since February 2004, no additional stock options have been granted under the 1998 Plan and no additional stock options can be granted thereunder. All stock options that have been granted under the 1998 Plan that expire, are terminated or surrendered before being exercised will become available for grant under the 2004 Plan.

     The 1998 Plan provides for the grant of incentive stock options and nonstatutory stock options to employees, directors and consultants. Under the 1998 Plan, we are authorized to grant stock options for the purchase of up to a maximum of 3,400,000 shares of our common stock. Our Board has authorized the Compensation Committee to administer the 1998 Plan. The 1998 Plan formally terminates on March 6, 2008.

     Upon a merger or sale of all or substantially all of our assets or shares of stock, the successor entity may provide for (i) the substitution of outstanding stock options for new stock options to purchase shares of the successor entity on terms no less favorable than the outstanding stock options, (ii) written notice to the participants of the 1998 Plan that all of the currently exercisable stock options held by such participants must be exercised (or, at the Plan Administrator’s discretion, all stock options, whether or not currently exercisable, must be exercised) within a specified number of days, at the end of which period the stock options will be terminated, or (iii) the termination of all outstanding stock options in exchange for a cash payment equal to the excess of the fair market value of the shares underlying the outstanding stock options over the exercise price of such stock options. The acquiring entity may pursue any one or a combination of the actions specified above. In addition, if the successor entity does not continue the employment of any option holder after the merger or sale of all or substantially all of our assets, or if such option holder’s employment is terminated within one year after such event for any reason other than for cause, then all outstanding stock options held by such option holder will become fully vested and immediately exercisable.

     401(k) Plan

     We have established and maintained a retirement savings plan under section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax-deferred basis through contributions to the 401(k) plan. Our 401(k) plan is intended to constitute a qualified plan under Section 401(a) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. We match 50% of the first 6% of our eligible employees’ contributions to the 401(k) plan. After an eligible employee has been employed by the Company for one year, our matching contributions become fully vested. All matching contributions we make thereafter are on a fully-vested basis.

Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 2005, no interlocking relationship existed between the members of our Compensation Committee and the board of directors or compensation committee of any other company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater-than-ten percent stockholders are required to furnish us with copies of all such forms that they file.

     To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, received by us during or with respect to the year ended December 31, 2005, all filings applicable to our officers, directors, greater-than-ten percent stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934, were timely, except that one Form 4 reporting a stock option grant to Dr. Lowe was inadvertently filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than as set forth below, during the last fiscal year, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of these persons had or will have a direct or indirect material interest.

     On September 23, 2005, we completed a private placement (the “September 2005 Private Placement”) in which we issued 16,112,158 shares of common stock, at a price of $1.90 per share, and warrants to purchase an aggregate of 5,639,232 shares of common stock, resulting in net proceeds of $29.0 million. The warrants are currently exercisable, have an exercise price per share of $2.22, and expire on September 22, 2010.

     The table below sets forth the directors, 5% stockholders and affiliates of our directors that participated in the September 2005 Private Placement. Information about each participant’s holdings is set forth in the footnotes to the on pages 14-17 of this Proxy Statement.

		Common Stock
	Number of Shares	Underlying
	Purchased	Warrants
Directors
Anthony B. Evnin, Ph.D.	184,211	64,473
David A. Lowe, Ph.D.	26,316	9,210
Michael E. Meyers M.P.H.	26,316	9,210
Robert I. Kriebel	5,000	1,750
Tony Scullion	39,474	13,815

5% Stockholder
Oxford Bioscience Partners II (Annex) L.P.(1)	526,316	184,210
Venrock Associates(2)	323,684	113,289
Venrock Associates II, L.P.(2)	465,789	163,026

Affiliates
Keyes/Sulat Revocable Trust(3)	157,895	55,263
mRNA Fund II L.P.(4)	26,142	9,149
Oxford Bioscience Partners IV L.P.(4)	2,605,437	911,902
Walter and Celia Gilbert 1994 Unitrust #2, dated 10/11/94 (5)	52,632	18,421

____________________

(1)

Prior to the closing of the September 2005 Private Placement, OBP Management II L.P., the sole general partner of Oxford Bioscience Partners II (Annex) L.P. (“OBP II (Annex)”), was the beneficial owner of more than 5% of our common stock. Jonathan Fleming, a member of our Board, is affiliated with OBP II (Annex) and its sole general partner.

(2)

Anthony B. Evnin, Ph.D., a member of our Board, is a general partner of each of Venrock Associates and Venrock Associates II, L.P. Dr. Evnin is also a Managing Member and General Partner of Venrock Entrepreneurs Fund, L.P. (collectively with Venrock Associates and Venrock Associates II, L.P., the “Venrock Funds”), our stockholder prior to the September 2005 Private Placement. The Venrock Funds collectively held more than 5% of our common stock prior to the September 2005 Private Placement.

(3)	Mr. Sulat, our President and Chief Executive Officer, and his spouse are the Trustees of the Keyes/Sulat Revocable Trust and the members of Mr. Sulat’s immediate family are the beneficiaries of the Trust.

(4)	Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P. are affiliated with Mr. Fleming. Mr. Fleming is a general partner of OBP Management IV L.P., the general partner of Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P.

(5)	Dr. Gilbert, a member of our Board, and his spouse are the trustees and the beneficiaries of the Walter and Celia Gilbert 1994 Unitrust #2, dated 10/11/94.

COMPENSATION COMMITTEE REPORT

Compensation Governance

     The Compensation Committee is responsible to the Board of Directors (the “Board”) of Memory Pharmaceuticals Corp. (the “Company”) and to stockholders for approving compensation awarded to the Company’s President and Chief Executive Officer and its other executive officers. The Compensation Committee administers the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”), the Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”) and the 1998 Employee, Director and Consultant Stock Option Plan, authorizes all equity awards under the 2004 Plan and operates under a written charter adopted by the Board. The full text of the charter can be viewed on the Company’s website at www.memorypharma.com under the “Investors” tab.

Compensation Philosophy

     The Company’s executive compensation programs are designed to attract, motivate and retain executives critical to the Company’s long-term success and creation of stockholder value. The philosophy of the Company’s compensation program is to encourage the Company’s key employees and directors to focus on the achievement of annual and long-term performance goals and to enhance the Company’s performance and stockholder value by aligning the financial interests of the Company’s executives with those of its stockholders, while keeping the overall compensation package competitive. The Company’s compensation philosophy encompasses the following principles:

  Pay for the achievement of business and strategic objectives, as measured by individual, strategic, management and development goals, as well as the Company’s performance.

  Pay competitively, with compensation set at levels that will attract and retain key employees. The Company regularly reviews compensation surveys of companies in the biopharmaceutical industry and sets compensation levels based on the results of these reviews.

  Align compensation with the interests of stockholders through equity and equity equivalents.

     The compensation package for the Company’s President and Chief Executive Officer and each of the Named Executive Officers, as well as other executive officers of the Company consists of four elements: (1) base salary, (2) annual cash bonuses, (3) long-term incentives, and (4) various other benefits. More specific information about each of these elements follows.

Base Salary

     The Compensation Committee seeks to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the pharmaceutical and biotechnology industries, including a selected subset of companies included in the Research Data Group (RDG) Microcap Biotechnology Index line of the stock performance graph that appears in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders. The Compensation Committee believes that this is necessary to attract and retain the executive talent required to lead the Company, since the Company competes with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. Salaries are reviewed annually and in connection with performance reviews and promotions. Industry, peer group and national survey results are considered in making salary determinations to align the Company’s pay practices with other companies in the pharmaceutical and biotechnology industries. In addition to survey results, individual job performance is also considered in setting salaries. The Chief Executive Officer reviews the performance of the Company’s executive officers and makes recommendations to the Compensation Committee on salary, including salary increases, based on his judgment of each executive officer’s individual performance. The Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, annual salaries and salary increases.

Annual Cash Bonus

     The Company provides its executive officers with an opportunity to earn an annual cash bonus that is determined based upon both the Company’s performance and the performance of the individual. Each executive officer’s target bonus is stated as a percentage of his/her base salary and that percentage varies by position. Corporate and individual performance goals are set at the start of the fiscal year and cash bonuses are determined by the Compensation Committee at the end of the fiscal year based on the achievement of corporate and individual goals and the executive officer’s performance generally. Goals and weightings for each executive officer vary, depending on the executive officer’s position and areas of responsibility and the executive officer’s contribution to the Company’s performance.

Long-Term Incentives

     The Compensation Committee believes that long-term incentives in the form of stock options directly link the amounts earned by executive officers with the amount of appreciation realized by the Company’s stockholders. The Compensation Committee considers long-term incentive grants as a means to attract and retain highly qualified executives and key personnel and has always included long-term incentives as a key component of the compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries. Long-term incentives are structured to encourage key employees to continue in the employ of the Company and motivate performance that will meet the long-term expectations of stockholders. In determining the size of any stock option award, the Compensation Committee considers the individual’s position, annual base salary, past performance and potential contribution to the Company. Stock option grants are generally made to executive officers at the time that they join the Company, in connection with our annual Company-wide grants and may also be granted at other times in connection with, for example, promotions or as special performance awards. Stock option grants to executive officers are made under the 2004 Plan, with the exercise price equal to the last reported sale price of the Company’s common stock on the date of grant and expire up to ten years after the date of the grant. Vesting on most incentive stock grants occurs over a two or four year period.

Other Benefits

     Executive officers are eligible to participate in programs that are generally made available to all salaried employees, including medical, dental, life, disability and 401(k) plans and the Company’s ESPP. The Company “matches” certain employee contributions to its 401(k) savings plan. Company matching amounts for Named Executive Officers are included under the caption “All Other Compensation” in the Summary Compensation Table. Under the ESPP, the Company’s employees are entitled to allocate up to 10% of their gross compensation to the purchase of shares of the Company’s common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period, whichever is lower.

Chief Executive Officer Compensation

     The base salary and bonus of the Chief Executive Officer is determined by the Compensation Committee using the same criteria that is used to determine the base salary and bonus of the Company’s other executive officers.

     From January through May 2005, Mr. Scullion served as the Company’s Chief Executive Officer and from May 2005 through February 2006, Mr. Scullion served as the Company’s Executive Chairman. In determining Mr. Scullion’s base salary for 2005, the Compensation Committee considered Mr. Scullion’s extensive prior experience as a senior executive at major multinational pharmaceutical companies and noted that his compensation should be consistent with the annual base salary paid to chief executive officers of other biotechnology companies who have experience that is comparable to Mr. Scullion’s. Based upon its review of information contained in industry reports and the reported compensation levels at certain comparable companies in the biopharmaceutical industry, including a subset of companies that form part of the RDG MicroCap Biotechnology Index, the Compensation Committee determined that a 7% increase in Mr. Scullion’s annual base salary for 2005, from $399,578 to $427,548 was appropriate.

     In May 2005, Mr. Sulat joined the Company as its President and Chief Executive Officer. In determining Mr. Sulat’s base salary for 2005, the Compensation Committee considered Mr. Sulat’s extensive prior experience as a senior finance and business development executive at a major biotechnology company and noted that his compensation should be consistent with the annual base salary paid to chief executive officers of other biotechnology companies who have experience that is comparable to Mr. Sulat’s. Based upon its review of information contained in industry reports and the reported compensation levels at certain comparable companies in the biopharmaceutical industry, including a subset of companies that form part of the RDG MicroCap Biotechnology Index, the Board determined that for 2005 a base salary of $395,000 and an annual bonus target of 35% of his base salary was appropriate for Mr. Sulat. In addition, in connection with Mr. Sulat’s appointment as the Company’s President and Chief Executive Officer, the Board approved the grant to Mr. Sulat of stock options to purchase an aggregate of 1,025,000 shares of the Company’s common stock, providing a direct link between the potential amount to be earned by Mr. Sulat and the amount of appreciation realized by the Company’s stockholders.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) disallows a deduction for compensation exceeding $1,000,000 in any taxable year that is paid to a publicly-held corporation’s chief executive officer or to its four other most highly compensated executive officers, unless such compensation meets the requirements for the performance-based exception to the general non-deductibility rule. Income resulting from the exercise of stock options granted pursuant to the 2004 Plan should qualify for the exception for performance-based compensation. The Compensation Committee does not believe that other components of the compensation awarded to the Company’s executive officers will be likely to exceed $1,000,000 for any such executive officer in the foreseeable future and therefore has concluded that no further action with respect to qualifying this compensation for deductibility is necessary at this time. In the future, the Compensation Committee will evaluate the advisability of qualifying its executive compensation for the performance-based exception provided for in Section 162(m) if deemed necessary to ensure the deductibility of such compensation.

Members of the Compensation Committee:
Jonathan Fleming (Chairman)
Anthony B. Evnin, Ph.D.
Michael E. Meyers, M.P.H.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT
TO THE 2004 EMPLOYEE STOCK PURCHASE PLAN

     Our stockholders are being asked to approve an amendment to the ESPP to increase the number of shares of common stock reserved for issuance under the ESPP from 200,000 to 350,000 shares of common stock, an increase of 150,000 shares. The ESPP was adopted by our Board and approved by our stockholders in February 2004 and became effective on April 8, 2004. The purpose of the ESPP is to provide eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Code. The Board approved the amendment to the ESPP because it believes that it is desirable to continue to offer employees an inducement to acquire an ownership interest in the Company through participation in the ESPP. The increase in the number of shares reserved under the ESPP represents the Board’s estimate of the maximum number of shares necessary to fund the ESPP through July 2008.

     The affirmative vote of a majority of shares of common stock present or represented and entitled to vote at the 2006 Annual Meeting is required to approve the amendment to the ESPP. The amendment to the ESPP was approved in June 2006 by our Board, subject to stockholder approval. If approved by our stockholders, the amendment to the ESPP will become effective immediately.

Summary of the ESPP

     A summary of the material terms of the ESPP is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Amended and Restated ESPP, which incorporates the proposed amendment, a copy of which is attached to this Proxy Statement as Appendix A. All terms used in this summary and not otherwise defined herein shall have the meanings ascribed to them in the ESPP.

Administration of the ESPP

     In accordance with the terms of the ESPP, our Board has authorized our Compensation Committee to act as the Plan Administrator for the ESPP. Under the ESPP, the Plan Administrator has the full authority to interpret and construe the provisions of the ESPP and to adopt rules and regulations for the administration of the ESPP.

Common Stock Reserved For Issuance under the ESPP

     The Board initially reserved 200,000 shares of our common stock for issuance under the ESPP. The proposed amendment to the ESPP would increase the number of shares of common stock that may be sold under the ESPP from 200,000 shares to 350,000 shares. If rights granted under the ESPP terminate without having been exercised, the common stock not purchased will become available again for issuance under the ESPP.

     As of May 15, 2006, 94,942 shares of common stock have been issued under the ESPP and 105,058 shares of common stock remain available for issuance under the ESPP.

Eligibility to Participate in the ESPP

     An employee who is employed by the Company on the start date of any offering period or purchase interval under the ESPP and who is employed on a basis in which such employee is regularly expected to render more than 20 hours of service per week for more than five months per calendar year is eligible to participate in the ESPP. As of May 15, 2006, the Company had approximately 65 employees who were eligible to participate in the ESPP, including all of our executive officers.

     Under the terms of the ESPP, an eligible employee will not be granted rights under the ESPP, if such employee would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company. In addition, an eligible employee will not be permitted to accrue the right to purchase more than $25,000 worth of common stock during any calendar year. For purposes of the $25,000 limit, the full share price (before discount) at the start of an offering period is used to determine the value of common stock that an eligible employee purchases. In addition, the maximum number of shares an eligible employee may purchase on the last day of a purchase interval under the ESPP cannot exceed the lesser of (x) the product of $2,083 and the number of full months in the purchase interval divided by the closing price of a share of our common stock on the last day of the purchase interval and (y) the product of 415 shares of our common stock and the number of full months in the purchase interval.

Offerings

     We will make one or more offerings to our eligible employees to purchase stock under the ESPP. Each offering period is currently for a period not exceeding 27 months. During each offering period, employees participating in the ESPP will be entitled to purchase, through periodic payroll deductions, shares of our common stock on purchase dates that occur at semi-annual intervals. If the fair market value per share of our common stock on any purchase date within an offering period is less than the fair market value per share of our common stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of common stock on such purchase date and a new offering period shall commence on the next business day following such purchase date.

     The current offering period began on August 1, 2005 and the remaining purchase dates during this period are July 31, 2006, January 31, 2007 and July 31, 2007. Eligible employees can elect to participate in the ESPP at the beginning of a purchase period and are permitted to cancel participation in the offering before each bi-annual purchase date and obtain a refund of the amounts withheld from their wages.

Terms of Rights

     Participation. On the first day of a designated payroll deduction period, or purchase interval, we will grant to each eligible employee who has elected to participate in the ESPP a purchase right for such interval.

     Purchase Price. The employee may authorize up to 10% of his or her base pay to be deducted by us during the purchase interval. On the last day of the purchase interval, the employee is deemed to have exercised the purchase right, at the purchase price, to the extent of accumulated payroll deductions. Under the terms of the ESPP, the purchase price is an amount equal to 85% of the lower of:

  the closing price of our common stock on the first day of the offering period in which such purchase interval occurs; or

  the closing price of our common stock on the last day of the purchase interval.

     Purchase of Stock. In connection with offerings made under the ESPP, the Plan Administrator may specify a maximum number of shares any employee may purchase and a maximum aggregate number of shares that may be purchased in the offering by all eligible employees. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares that may be purchased, the Plan Administrator may make a pro rata allocation of shares available in a uniform and equitable manner. Unless an employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase interval at the applicable price.

     Withdrawal from ESPP/Termination of Employment. An employee’s rights under the ESPP terminate upon voluntary withdrawal from the ESPP at any time, or when the employee ceases employment for any reason. If an employee withdraws from the ESPP or ceases to be an employee of the Company during an offering period, any payroll deductions that were made during such period shall be returned to the employee.

     Restrictions on Transfer. Rights granted under the ESPP may not be assigned or transferred and may be exercised only by the person to whom such rights are granted.

Effect of Stock Splits, Recapitalizations and Similar Transactions

     All share amounts in the ESPP are subject to adjustment in the event of a stock split, stock dividend, recapitalization or other change affecting the Company’s outstanding common stock.

Effects of Certain Corporate Transactions

     In the event of a merger or consolidation of the Company with any other entity, or the sale by the Company of all or substantially all of its assets, each outstanding purchase right may be assumed or an equivalent purchase right substituted by the successor entity. If the surviving entity does not agree to assume the ESPP or provide similar rights, the Plan Administrator will shorten any Purchase Interval or offering period then in progress by setting a new purchase date before the date of the corporate transaction. Payroll deductions made prior to that date will be applied to the purchase of the Company’s common stock. The Plan Administrator will provide at least 10 business days’ written notice prior to the new purchase date.

Amendment of the ESPP

     The Board may, at any time, amend, alter, suspend or terminate the ESPP. Amendments to increase the maximum number of shares issuable under the ESPP shall not be effective without the approval of the Company’s stockholders. In the event stockholder approval is not obtained within twelve months after the date on which the Board approves such an amendment, the amendment shall terminate and all sums collected from employees to purchase the additional shares shall be refunded.

Termination of the ESPP

     Unless earlier terminated by the Board, the ESPP shall terminate upon the earliest to occur of:

  the date on which all shares authorized by the Board for issuance under the ESPP are sold pursuant to purchase rights exercised under the ESPP; and

  the date on which all purchase rights are exercised in connection with a Corporate Transaction (as such term is defined in the ESPP).

New Plan Benefits

     The benefits and amounts that may be received in the future by persons eligible to participate in the ESPP are not currently determinable.

Benefits to Named Executive Officers and Others

     The following table lists the shares purchased by our executive officers under the ESPP from April 8, 2004, the date the ESPP became effective, through May 15, 2006. Directors who are not employees are not eligible to participate in the ESPP.

Number of Shares
Purchased under the
Name	ESPP
Named Executive Officers:
Tony Scullion	—
James R. Sulat	2,139
David A. Lowe, Ph.D.	—
Gardiner F. H. Smith	—
Joseph Donabauer	3,018
Jzaneen Lalani	3,613
All Current Executive Officers as a group (6 persons)(3)	8,770
All employees, excluding executive officers who participated (39 persons)	86,172

Equity Compensation Plan Information

     The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted Average	Future Issuance Under
	Exercise	Exercise Price of	Equity Compensation
	of Outstanding	Outstanding	Plans (Excluding
	Options,	Options, Warrants	Securities Reflected
	Warrants and Rights	and Rights	in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved
by Security Holders (1)	4,108,058 (2)	$ 3.47	729,088 (3)
Equity Compensation Plans Not
Approved by Security Holders (4)	4,167	$ 7.03
Total	4,112,225	$ 3.47	729,088
____________________

(1)

Includes options to purchase shares of our common stock under the 2004 Plan and shares of common stock issued under the 2004 ESPP. Under the 2004 Plan, the total number of shares available for issuance automatically increases on January 1 of each year by an amount equal to the lesser of (x) 1,750,000 shares (an increase of 250,000 shares); (y) 5% of our outstanding shares on January 1 of each year; or (z) an amount to be determined by our Board.

(2)

Excludes purchase rights accruing under the ESPP, which has a stockholder-approved reserve of 145,480 shares of common stock as of December 31, 2005. Under the ESPP, eligible employees may purchase shares of our common stock through payroll deductions of up to 10% of their eligible compensation. The price paid by the employee is 85% of the lesser of the fair market value on the offering date or the last day of the purchase period. There are two purchase periods per year. For the year ended December 31, 2005, the offering periods commenced on February 1 and August 1.

(3)	Represents shares available as of December 31, 2005 for future issuance under the 2004 Plan and the ESPP.

(4)	Represents warrants to purchase 4,167 shares of common stock at an exercise price of $5.25 per share, which expire in March 2010.

Federal Income Tax Consequences

     The following is a brief description of the material United States federal income tax consequences associated with stock purchased under the ESPP.

     Grant and Exercise of Purchase Rights. Employees participating in the ESPP will not recognize income when they become eligible to purchase the Company’s common stock at a discount. Amounts deducted from an employee’s compensation to purchase the Company’s common stock will be included in the employee’s wages for federal tax purposes at the time of the deduction. No additional federal tax will be due when an employee acquires the Company’s common stock under the ESPP.

     Disposition of Stock. When an employee sells or otherwise disposes of common stock acquired under the ESPP, the employee generally will be subject to tax, and the amount of the tax will depend on how long the employee held the shares.

     If the employee sells the shares more than two years from the date he/she entered an offering period and more than one year from the purchase date for those shares, the employee will recognize ordinary income measured as the lesser of two amounts: (i) the excess of the fair market value of the shares at the time of the sale over the purchase price, or (ii) the excess of the fair market value of the shares as of the date the employee entered the offering period over the purchase price. Any additional gain will be treated as long-term capital gain.

     If an employee sells or otherwise disposes of shares purchased through the ESPP less than two years from the date he/she entered the offering period in which those shares were purchased, or less than one year from the purchase date for those shares, the employee will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased (or on the date the shares are sold, if less) over the purchase price. Any additional gain or loss will be short-term capital gain or loss if the employee owned the shares for one year or less, and will be long-term capital gain or loss if the employee owned the shares for more than a year.

     Employment Tax. Amounts deducted from an employee’s compensation to purchase shares of common stock will be included in wages for federal employment tax (“FICA”) purposes at the time of the deduction. Employees are not required to treat as FICA wages any income or gain recognized when the employee receives or disposes of common stock purchased under the ESPP.

     Tax Effect on the Company. If an employee sells or otherwise disposes of common stock acquired under the ESPP less than two years from the date the employee entered an offering period or less than one year from the date the common stock was purchased, the Company will be entitled to a federal tax deduction equal to the amount the employee recognized as ordinary income, provided that the Company properly reports the income to the Internal Revenue Service. The Company generally is not entitled to a tax deduction if an employee sells or otherwise disposes of the common stock purchased under the ESPP after meeting the two-year and one-year holding periods.

Vote Required for Approval

     The affirmative vote of a majority of shares present at the meeting in person or by proxy and entitled to vote is required to approve the proposed amendment to the ESPP.

Recommendation of the Board of Directors

     The Board of Directors recommends that stockholders vote FOR Proposal Two.

AUDIT COMMITTEE REPORT

     The Audit Committee assists the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to: (1) the Company’s accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company’s financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company’s independent auditors and the independent audit.

     The Audit Committee is comprised of Messrs. Kriebel and Young and Drs. Evnin and Gilbert, each of whom has been determined independent by the Board. In addition, upon review of Mr. Kriebel’s background and experience, the Board has designated Mr. Kriebel as the Company’s audit committee financial expert. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company’s website at http://www.memorypharma.com, under the “Investors” tab.

     KPMG LLP (“KPMG”) was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2005. The Audit Committee has reviewed and discussed those audited financial statements with the Company’s management and KPMG. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG its independence from Memory Pharmaceuticals.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Robert I. Kriebel (Chairman)
Anthony B. Evnin, Ph.D.
Walter Gilbert, Ph.D.
Peter F. Young

PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of KPMG LLP

     On May 26, 2006, the Audit Committee appointed KPMG LLP (“KPMG”) to serve as our independent auditors for the year ending December 31, 2006. The affirmative vote of a majority of the shares present in person or by proxy at the 2006 Annual Meeting is required to ratify the selection of KPMG.

     In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

     Representatives of KPMG are expected to be present at the 2006 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Fees billed to Memory Pharmaceuticals Corp. by KPMG LLP during Fiscal Years 2005 and 2004

     In addition to retaining KPMG to audit our financial statements, from time to time, we engage KPMG to perform other services. The following table sets forth the aggregate fees billed by KPMG in connection with the services rendered during the past two fiscal years.

Type of Fee	2005	2004
Audit Fees(1)	$ 152,000	$ 355,000
Audit-Related Fees	23,000	—
Tax Fees(2)	15,000	16,100
All Other Fees	—	—
Total Fees for Services Provided	$ 190,000	$ 371,100
____________________

(1)

Audit fees represent fees for professional services rendered for the audit of our financial statements, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings, including our Form S-1 filing for our initial public offering.

(2)	Represents fees for consultation on federal and state tax returns and for the preparation of such tax returns.

Pre-approval Policies and Procedures

     The Audit Committee Charter provides that the Audit Committee must preapprove all services to be provided to the Company by KPMG.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote FOR Proposal Three.

PERFORMANCE GRAPH

     The graph below compares changes in the cumulative total stockholder return (change in stock price plus reinvested dividends) for the period from April 5, 2004 through December 31, 2005 of an initial investment of $100 invested in (a) Memory Pharmaceuticals’ common stock, (b) the Total Return Index for the NASDAQ National Market (U.S.) and (c) the Research Data Group (RDG) Microcap Biotechnology Index. Total Return Index values are prepared by the Research Data Group. The stock price performance is not included to forecast or indicate future price performance.

	Memory	NASDAQ National	RDG Microcap
	Pharmaceuticals Corp.	Market (U.S.)	Biotechnology Index
April 5, 2004	$ 100.00	$ 100.00	$ 100.00
December 31, 2004	$ 75.99	$ 109.53	$ 81.73
December 31, 2005	$ 32.57	$ 112.06	$ 53.17

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the foregoing Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph do not constitute soliciting material and are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

OTHER BUSINESS

     As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2006 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2006 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

     The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please contact our Investor Relations Department at 100 Philips Parkway, Montvale, New Jersey 07645, telephone: (201) 802-7249 and we will promptly deliver the Proxy Statement and/or Annual Report upon your request.

Electronic Delivery

     In the future, instead of receiving copies of our Proxy Statement and Annual Report materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

     Stockholders of Record: If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service by going directly to www.investordelivery.com and following the enrollment instructions. You will need the control number from your proxy card, which number may only be valid for a limited period of time following the 2006 Annual Meeting.

     Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

     Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and form of Proxy for presentation at our 2007 Annual Meeting, the proposal must be received by us at our principal executive office at 100 Philips Parkway, Montvale, New Jersey, 07645 no later than February 19, 2007 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

     Under our Amended and Restated Bylaws and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an Annual Meeting of Stockholders.

     For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2007 Annual Meeting, including nominations of director candidates, our Amended and Restated Bylaws require stockholders to give timely notice thereof in writing to our Corporate Secretary.

     To be timely, a stockholder’s notice must be received in writing by our Corporate Secretary at our principal executive office no later than the date which is 90 calendar days prior to the anniversary date of the previous annual meeting of stockholders, nor earlier than the date which is 120 calendar days prior to such anniversary date.

     Accordingly, to be considered at our 2007 Annual Meeting, such notice must be received no later than April 20, 2007 and no earlier than March 21, 2007.

     For proposals relating to nominations of persons for election to our Board, a stockholder’s notice to the Corporate Secretary must comply with the requirements contained in Section 1.10 of our Amended and Restated Bylaws, which requires the inclusion of such information about each prospective director nominee as would have been required to be included in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, had the prospective director nominee been nominated by the Board. A stockholder’s proposal relating to a director nominee must be accompanied by the written consent of the proposed nominee to serve as director if elected. The Company may also require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company.

     For proposals relating to any other business to be conducted at the 2007 Annual Meeting, a stockholder’s notice to the Corporate Secretary must comply with the requirements contained in Section 1.11 of our Amended and Restated Bylaws.

     In the event that the date of our next annual meeting is changed by more than 20 days from the anniversary date of this year’s annual meeting, or in the case of an election of directors at a special meeting of stockholders, stockholders should refer to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and to the provisions of our Amended and Restated Bylaws for requirements as to timely notice of proposals.

Annual Report

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, as amended, is enclosed. We filed our Annual Report on Form 10-K with the SEC on March 31, 2006. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our Corporate Secretary at our principal executive office located at 100 Philips Parkway, Montvale, New Jersey 07645. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.memorypharma.com. We will also furnish any exhibit to our Annual Report on Form 10-K, as amended, if specifically requested.

Please complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the 2006 Annual Meeting.

By the Order of the Board of Directors,

Jzaneen Lalani,
Corporate Secretary

APPENDIX A

AMENDED AND RESTATED 2004 EMPLOYEE STOCK PURCHASE PLAN

MEMORY PHARMACEUTICALS CORP.

      I. PURPOSE OF THE PLAN

            This Employee Stock Purchase Plan is intended to promote the interests of Memory Pharmaceuticals Corp. by providing eligible employees with the opportunity to acquire shares of Common Stock, commencing on the IPO Closing Date. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and shall be interpreted consistent therewith.

            Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

      II. ADMINISTRATION OF THE PLAN

            The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

      III. STOCK SUBJECT TO PLAN

            A. The stock purchasable under the Plan shall be shares of authorized but unissued Common Stock, from Common Stock held in treasury or from any other proper source. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 350,000 shares.

            B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits to any Participant thereunder.

      IV. OFFERING PERIODS

            A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased, or (ii) the Plan shall have been sooner terminated.

            B. The first offering period shall begin on the IPO Closing Date, and shall terminate on January 31, 2006; provided, however, that if the IPO Closing Date occurs on or after May 1, 2004, then the first offering period shall terminate on July 31, 2006. Each subsequent offering period shall be for such duration (not to exceed 27 months) as determined by the Plan Administrator prior to the start date of such offering period.

            C. Each offering period shall consist of a series of one or more successive Purchase Intervals. The first Purchase Interval shall run from the IPO Closing Date to July 30, 2004. The Plan Administrator may designate the duration of each subsequent Purchase Interval. In the absence of a specific designation by the Plan Administrator, in each offering period following the first offering period, the first Purchase Interval in such offering period shall run from the first business day in the offering period to the last business day in the sixth month of the offering period, and successive Purchase Intervals shall run for each succeeding six-month period (or such shorter period as may be remaining in the applicable offering period) until the end of the offering period.

            D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of 24 months, unless a different duration (not to exceed 27 months) is established by the Plan Administrator within five business days following the start date of that offering period.

      V. ELIGIBILITY

            A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

            B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

            C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

            D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) on or before his or her scheduled Entry Date.

      VI. PAYROLL DEDUCTIONS

            A. The Plan Administrator shall, prior to the start of each offering period, determine the maximum percentage of Cash Earnings which each Participant may contribute to the Plan through payroll deductions during that offering period. Each Participant may then authorize a level of payroll deduction to be in effect for such offering period in any multiple of one percent of the Cash Earnings paid to him or her during each Purchase Interval within that offering period, up to the maximum percentage established by the Plan Administrator for such offering period. The deduction rate authorized by the Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                  (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Purchase Interval.

                  (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the maximum percentage authorized by the Plan Administrator for that offering period) shall become effective on the start date of the first Purchase Interval following the filing of such form.

            B. Payroll deductions shall begin on the first pay day following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period; provided, however, that for the initial offering period, payroll deductions shall not begin for any Participant until the first payday that is at least three business days after the start date of such offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

            C. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

            D. The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

      VII. PURCHASE RIGHTS

            A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

            B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

            C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period shall be equal to 85% of the lower of (i) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period (which, in the case of the first offering period under the Plan shall be the initial public offering price provided for in the underwriting agreement entered into by the Corporation in connection with its initial public offering) or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

            D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed the lesser of number of shares determined by multiplying (i) $2,083 by the number of full months in the Purchase Interval ending with that Purchase Date divided by the Fair Market Value per share of Common Stock on that Purchase Date, and (ii) 415 shares of Common Stock by the number of full months in the Purchase Interval ending with that Purchase Date.

            E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

            F. Special Provisions for First Purchase Interval. The following provisions shall apply with respect to the first Purchase Interval notwithstanding any provision of the Plan to the contrary:

                  (i) Every Eligible Employee shall automatically become a Participant for the first Purchase Interval at the highest percentage of Compensation permitted under Section VI. No payroll deductions shall be required for the first Purchase Interval; provided, however, that a Participant may, at any time after the effectiveness of the Plan’s Registration Statement on Form S-8, elect to have payroll deductions up to the aggregate amount which would have been credited to his or her account if a deduction of 10% of the Cash Earnings which he or she received on each pay day during the first Purchase Interval had been made (the “Maximum Amount”) or decline to participate by filing an appropriate subscription agreement.

                  (ii) Upon the automatic exercise of a Participant’s purchase right on the Purchase Date for the first Purchase Interval, a Participant shall be permitted to purchase Common Stock with (a) the accumulated payroll deductions in his or her account, if any, (b) a direct payment from the Participant or (c) a combination thereof; provided, however, that the total amount applied to the purchase may not exceed the Maximum Amount.

            G. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

                  (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                  (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

                  (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval, or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

            H. Corporate Transaction. In the event of any Corporate Transaction, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor entity or a parent or subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute for each outstanding purchase right, any Purchase Interval then in progress shall be shortened by setting a new Purchase Date and any offering period then in progress shall end on such new Purchase Date. Such new Purchase Date shall be before the date of the Corporate Transaction. The Administrator shall notify each Participant in writing, at least 10 business days prior to such new Purchase Date, that the Purchase Date has been so changed and that the Participant’s purchase right shall be exercised automatically on such new Purchase Date.

            I. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then authorized by the Board for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

            J. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

            K. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

      VIII. ACCRUAL LIMITATIONS

            A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

            B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                  (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

            C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

            D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

      IX. EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan was adopted by the Board on February 26, 2004 and by the stockholders of the Corporation on February 27, 2004, and shall become effective as of the IPO Closing Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of The NASDAQ National Market, and all other applicable requirements established by law or regulation. In the event such compliance is not effected within twelve months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

            B. The Plan may be terminated at any time by the Board. Unless earlier terminated by the Board, the Plan shall terminate upon the earliest of (i) the date on which all shares authorized by the Board for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

      X. AMENDMENT OF THE PLAN

            The Board may alter, amend, suspend, or discontinue the Plan at any time, to become effective as of the date specified by the Board. If the Board amends the Plan to increase the number of shares of Common Stock that may be issued under the Plan, no shares of Common Stock shall be issued under the increased share limit until the amendment shall have been approved by the stockholders of the Corporation. In the event such stockholder approval is not obtained within twelve months after the date on which the amendment increasing the share limit is adopted by the Board, the amendment shall terminate and have no further force or effect, and all sums collected from Participants to purchase the additional shares shall be refunded. The Board or the Plan Administrator (or its designee) may authorize additional Corporate Affiliates to become Participating Corporations, or may revoke Corporate Affiliates’ status as Participating Corporations, from time to time without stockholder approval.

      XI. GENERAL PROVISIONS

            A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

            B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

            C. The provisions of the Plan shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

APPENDIX

            The following definitions shall be in effect under the Plan:

            A. 1933 Act shall mean the Securities Act of 1933, as amended.

            B. Board shall mean the Corporation’s Board of Directors.

            C. Cash Earnings shall mean the (i) gross base salary payable to a Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan before deduction of any income or employment taxes, plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all gross overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments before deduction of any income or employment taxes. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant’s behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

            D. Code shall mean the Internal Revenue Code of 1986, as amended.

            E. Common Stock shall mean the Corporation’s common stock.

            F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

            G. Corporate Transaction shall mean any merger or consolidation of the Corporation with any other entity, or any sale by the Corporation of all or substantially all of its assets.

            H. Corporation shall mean Memory Pharmaceuticals Corp., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Memory Pharmaceuticals Corp. which shall by appropriate action adopt the Plan.

            I. Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than 20 hours of service per week for more than five months per calendar year for earnings considered wages under Code Section 3401(a).

            J. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan.

            K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                  (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

            L. IPO Closing Date shall mean the closing date of the Corporation’s initial public offering.

            M. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

            N. Participating Corporations shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board or the Plan Administrator (or its designee) to extend the benefits of the Plan to their Eligible Employees.

            O. Plan shall mean the Corporation’s 2004 Employee Stock Purchase Plan.

            P. Plan Administrator shall mean the Board or any committee appointed by the Board to administer the Plan.

            Q. Purchase Date shall mean the last business day of each Purchase Interval.

            R. Purchase Interval shall mean each successive six-month period (or other period designated by the Plan Administrator) within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

            S. Semi-Annual Entry Date shall mean the first business day in each Purchase Interval.

100 PHILIPS PARKWAY MONTVALE, NJ 07645	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Memory Pharmaceuticals Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Memory Pharmaceuticals Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN HERE:	☒
	MEMRY1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MEMORY PHARMACEUTICALS CORP.

Vote On Directors

1.	To elect three Class II directors to serve until the 2009 Annual Meeting of Stockholders: Nominees: 01) Anthony B. Evnin, Ph.D. 02) David A. Lowe, Ph.D. 03) Peter F. Young	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominee's name on the line below.

		☐	☐	☐

Vote On Proposals					For	Against	Abstain

2.	To approve an amendment to the Company's 2004 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of common stock reserved for issuance under the ESPP by 150,000 shares.				☐	☐	☐

3.	To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2006.				☐	☐	☐

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE:

Please complete, date and sign exactly as name(s) appear(s) on this proxy card and return the proxy card promptly using the enclosed envelope. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such, and affix corporate seal. If signer is a partnership, please sign in partnership name by authorized person.

Yes No

Please indicate if you plan to attend this meeting. ☐ ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

Memory Pharmaceuticals Corp.

Annual Meeting of Stockholders
July 19, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned stockholder of Memory Pharmaceuticals Corp. (the "Company") hereby constitutes and appoints James R. Sulat and Jzaneen Lalani, and each of them, his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656 at 11:00 am, local time, on Wednesday, July 19, 2006 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)